Filed pursuant to Rule 424(b)(5)
File No. 333-91954

PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 23, 2002)

$300,000,000

StanCorp Financial Group, Inc.

Fixed-to-Floating Rate Income Capital Obligation Notes® due 2067

StanCorp Financial Group, Inc. is offering $300,000,000 aggregate principal amount of its Fixed-to-Floating Rate Income Capital Obligation Notes® due 2067, which are part of “subordinated debt securities” referred to in the accompanying base prospectus and which we refer to as the “ICONs” in this prospectus supplement. Interest on the ICONs will accrue from the date of initial issuance of the ICONs to but excluding June 1, 2017 or their earlier redemption at an annual rate equal to 6.90% of the principal amount of the ICONs, payable semi-annually in arrears on June 1 and December 1 of each year, and from and including June 1, 2017 to but excluding June 1, 2067 (the “Final Maturity Date”) if not redeemed earlier (the later of Final Maturity Date or such date of redemption, the “Maturity Date”) at an annual rate equal to three-month LIBOR plus a margin equal to 2.51% of the principal amount of the ICONs, payable quarterly in arrears on June 1, September 1, December 1 and March 1 of each year (each such semi-annual or quarterly payment date, an “Interest Payment Date”), subject to our right to defer interest payments as described below. Interest will be payable beginning on December 1, 2007.

We may, on one or more occasions, so long as no event of default with respect to the ICONs has occurred and is continuing, elect to defer one or more interest payments on the ICONs at any time and from time to time for up to five consecutive years (which may include a combination of semi-annual and quarterly Interest Periods) without being subject to the obligations described under “Description of the ICONs—Alternative Payment Mechanism” (except if we elect to pay deferred interest). Further, we may defer interest payments on the ICONs for a total of up to ten consecutive years without giving rise to an event of default and acceleration under the indenture under which the ICONs will be issued (the “subordinated indenture”).

We refer to each such deferral, commencing at the start of the semi-annual or quarterly period, as applicable, in which interest is first deferred, and ending on the date on which all outstanding deferred interest is paid, as an “Optional Deferral Period”. An Optional Deferral Period cannot end on a date other than an Interest Payment Date or extend beyond the Maturity Date of the ICONs. We cannot begin a new Optional Deferral Period until we have paid all accrued and unpaid deferred interest on the ICONs.

Subject to the provisions described under “Description of the Replacement Capital Covenant”, we may redeem the ICONs before their maturity on any Interest Payment Date: (a) in whole or in part, on one or more occasions at any time on or after June 1, 2017, at a cash redemption price equal to the Par Redemption Amount (as defined herein); (b) in whole or in part, on one or more occasions at any time prior to June 1, 2017, in cases not involving a “Tax Event” or “Rating Agency Event” (each as defined herein), at a cash redemption price equal to the greater of (i) the Par Redemption Amount and (ii) the Make-whole Redemption Amount (as defined herein); (c) in whole, but not in part, at any time prior to June 1, 2017 and within 180 days after the occurrence of a “Tax Event”, at a cash redemption price equal to the Par Redemption Amount; or (d) in whole, but not in part, at any time prior to June 1, 2017 and within 180 days after the occurrence of a “Rating Agency Event” at a cash redemption price equal to the greater of 100% of their principal amount or the Special Event Make-whole Redemption Amount (as defined herein).

The ICONs will be issued in denominations of $1,000 principal amount and integral multiples of $1,000. The payment of principal of and interest on the ICONs, to the extent provided in the subordinated indenture, will be subordinated to the prior payment in full of all of our present and future Senior Indebtedness (as defined under “Description of the ICONs—Ranking of the ICONs”) (including any trust preferred securities of statutory trusts and related securities) and will be structurally subordinated to all existing and future obligations of our subsidiaries.

Subject to the exclusions and limitations described under “Description of the ICONs—Alternative Payment Mechanism” and “—Limitations Under the Alternative Payment Mechanism”, on the fifth anniversary of the beginning of an Optional Deferral Period (if on such date such Optional Deferral Period has not ended) or, if earlier, the first Interest Payment Date during an Optional Deferral Period on which we elect to pay current interest (which we may do from any source of funds), we will be obligated to continuously use our Commercially Reasonable Efforts (as defined herein) to issue Qualifying Securities (as defined herein) and/or, at our option, our Qualifying Warrants (as defined herein) until we have raised an amount of Eligible Proceeds (as defined herein) at least equal to the aggregate amount of deferred interest on the ICONs that will be accrued and unpaid as of the next Interest Payment Date (other than interest accruing during the final interest period of the ICONs, which can be paid from any source). Such obligation will continue until all accrued and unpaid deferred interest has been paid in full. Our obligation to use Commercially Reasonable Efforts to issue Qualifying Securities and/or, at our option, Qualifying Warrants to satisfy our obligation to pay accrued and unpaid deferred interest is subject to Market Disruption Events and the instructions or rulings of any Applicable Regulatory Authority (as defined herein), and does not apply on the Final Maturity Date or the Acceleration Date (as defined herein) of the ICONs or in the case of a Business Combination (as defined herein). We refer to this method of funding the payment of accrued and unpaid deferred interest as the “Alternative Payment Mechanism”.

The subordinated indenture will provide the following events of default with respect to the ICONs: default in the payment of interest in full on any ICONs for a period of 30 days after the conclusion of a period of ten consecutive years following the commencement of any Optional Deferral Period or on the Maturity Date; default in the payment of the principal of, or premium, if any, on the ICONs when due; or certain events of bankruptcy, insolvency or receivership involving us, whether voluntary or not. The subordinated indenture does not include as an event of default a failure to comply with covenants, including the Alternative Payment Mechanism. In certain events of our bankruptcy, insolvency or receivership (whether voluntary or not) occurring prior to the Maturity Date of any ICONs, a holder of ICONs will have no claim for, and thus no right to receive, deferred and unpaid interest (including any Compounded Interest, as defined herein) that has not been settled through the application of the Alternative Payment Mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including Compounded Interest with respect to the first two years of such accumulated and unpaid interest) on such holder’s ICONs.

See “ Risk Factors” beginning on page S-13 herein to read about important factors you should consider before buying the ICONs.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ICON	Total
Public offering price (1)	99.807%	$299,421,000
Underwriting discount	0.807%	$2,421,000
Proceeds, before expenses, to us	99.000%	$297,000,000
(1)	Plus accrued interest, if any, from May 29, 2007, if settlement occurs after that date.

The underwriters expect to deliver the ICONs, in book-entry form only, through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, Luxembourg and/or Euroclear Bank N.V./S.A. on or about May 29, 2007.

Merrill Lynch & Co.

Sole Bookrunner and Sole Structuring Advisor

Wells Fargo Securities     Piper Jaffray     Goldman, Sachs & Co.

The date of this prospectus supplement is May 23, 2007.

® Income Capital Obligation Notes is a registered service mark of Merrill Lynch & Co., Inc.

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, any related issuer free writing prospectus and the accompanying prospectus. This prospectus supplement, any related issuer free writing prospectus and the accompanying prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give information other than that contained in this prospectus supplement, any related issuer free writing prospectus and the accompanying prospectus and in the documents referred to in this prospectus supplement, any related issuer free writing prospectus and the accompanying prospectus and which are made available to the public. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information appearing in this prospectus supplement, any related issuer free writing prospectus, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus supplement, any related issuer free writing prospectus and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the ICONs, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Any reference in this prospectus supplement to “we”, “us”, “our” or “the Company” shall refer to StanCorp Financial Group, Inc. and not any of its subsidiaries.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information that we file with the SEC which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be part of the prospectus of which this prospectus supplement forms a part and you should read it with the same care as you read the prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into the prospectus the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the completion of the offering of the securities covered by this prospectus supplement:

1.	our Annual Report on Form 10-K for the year ended December 31, 2006;
2.	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;
3.	our Current Report on Form 8-K dated May 9, 2007; and
4.	the sections entitled “Election of Directors”, “Beneficial Ownership”, “Director Compensation”, “Executive Compensation” and “Compensation Discussion and Analysis” in our Definitive Proxy Statement on Schedule 14A dated March 23, 2007.

You may request a free copy of these filings by writing or telephoning us at the following address:

StanCorp Financial Group, Inc

Attention: Investor Relations

1100 SW Sixth Avenue

Portland, Oregon 97204

Telephone: (971) 321-7097

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of this document. Our business, financial position, results of operations and prospects may have changed since such date.

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SUMMARY

The following information should be read together with the information contained in other parts of this prospectus supplement and in the accompanying prospectus. It may not contain all the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand fully the terms of the ICONs, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the ICONs. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether an investment in the ICONs is appropriate for you.

The Company

We are a holding company for our insurance and asset management subsidiaries and are headquartered in Portland, Oregon. We are the parent company of Standard Insurance Company, a leading provider of group insurance products and services serving the life and disability insurance needs of employer groups and disability insurance serving the needs of individuals. Our insurance subsidiaries also provide accidental death and dismemberment insurance and dental insurance. Through our insurance subsidiaries we have the authority to underwrite insurance products in all 50 states. Our asset management businesses offer investment management services, retirement financial services, individual annuities, group annuity contracts and trust products, full-service 401(k) plans, 457 plans, defined benefit plans, money purchase pension plans, profit sharing plans, 403(b) plans, non-qualified deferred compensation products and services and limited trust services. Our mortgage subsidiary originates and services small fixed-rate commercial mortgage loans for the investment portfolios of our insurance subsidiaries and for sale to institutional investors.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “SFG”. Our principal executive offices are located at 1100 SW Sixth Avenue, Portland, Oregon, 97204.

The Offering

Issuer	StanCorp Financial Group, Inc.

Securities Offered

Fixed-to-Floating Rate Income Capital Obligation Notes® (“ICONs”) due 2067. The ICONs will be our junior subordinated debentures which we will issue under our Indenture relating to subordinated debt securities between us and U.S. Bank National Association, as trustee (the “trustee”), as supplemented by the First Supplemental Indenture between us and the trustee (together, the “subordinated indenture”). The ICONs will be issued in denominations of $1,000 principal amount and integral multiples of $1,000.

Aggregate Principal Amount	$300,000,000

Interest

Subject to the provisions described below under “—Option to Defer Interest Payments”, interest on the ICONs will accrue from the date of initial issuance of the ICONs to but excluding June 1, 2017 or their earlier redemption at an annual rate equal to 6.90% of the principal amount of the ICONs, payable semi-annually in arrears on June 1 and December 1 of each year, and, if not redeemed earlier, from and including June 1, 2017 to but excluding the Maturity Date (as defined below) of the ICONs at an annual rate equal to three-month LIBOR plus a margin equal to 2.51% of the principal amount of the ICONs, payable quarterly in arrears on June 1, September 1, December 1 and March 1 of each year (each such semi-annual or quarterly payment date, an “Interest Payment Date”). Interest will be payable beginning on December 1, 2007.

Maturity Date	The ICONs will mature on June 1, 2067 (the “Final Maturity Date”), if not redeemed earlier (the later of Final Maturity Date or such date of redemption, the “Maturity Date”).

Option to Defer Interest Payments

We may, on one or more occasions, so long as no event of default with respect to the ICONs has occurred and is continuing, elect to defer one or more interest payments on the ICONs at any time and from time to time for up to five consecutive years (which may include a combination of semi-annual and quarterly Interest Periods) without being subject to the obligations described under “—Alternative Payment Mechanism” (except if we elect to pay deferred interest). Further, we may defer interest payments on the ICONs for a total of up to ten consecutive years without giving rise to an event of default and acceleration under the subordinated indenture.

We refer to each such deferral, commencing at the start of the semi-annual or quarterly period, as applicable, in which interest is first deferred, and ending on the date on which all outstanding deferred interest is paid, as an “Optional Deferral Period”. An Optional Deferral Period cannot end on a date other than an Interest Payment Date or extend beyond the Maturity Date of the ICONs. We cannot begin a new Optional Deferral Period until we have paid all accrued and unpaid deferred interest on the ICONs.

Deferred interest on the ICONs will continue to accrue during Optional Deferral Periods at the then-applicable interest rate on the ICONs, compounded on each Interest Payment Date, to the extent permitted by applicable law. Subject to our obligations under “—Alternative Payment Mechanism”, no interest will be due and payable on the ICONs until the end of an Optional Deferral Period except upon a redemption of the ICONs or the acceleration of the ICONs following an event of default (the “Acceleration Date”) during an Optional Deferral Period.

Once we pay all accrued and unpaid deferred interest payments on the ICONs, we may again defer interest payments on the ICONs as described above, but not beyond the Maturity Date of the ICONs.

We have agreed in the subordinated indenture that, subject to the occurrence and continuation of a Market Disruption Event (as defined under “Description of the ICONs—Alternative Payment

Mechanism”), or the instructions or rulings of any Applicable Regulatory Authority (as defined under “Description of the ICONs—Certain Restrictions During Optional Deferral Periods”):

•

immediately following the first Interest Payment Date during an Optional Deferral Period on which we elect to pay current interest or, if earlier, the fifth anniversary of the beginning of an Optional Deferral Period, we will be required (except on the Final Maturity Date or upon the acceleration of the ICONs following an event of default, on which we may pay any accrued and unpaid deferred interest without regard to the source of funds, or in the case of a Business Combination to the extent described below) to use our Commercially Reasonable Efforts (as defined below in “Description of the ICONs—Alternative Payment Mechanism”) to sell Qualifying Securities, as defined below (unless such interest has been or is being paid from the proceeds of the sale of Qualifying Warrants, as defined below), pursuant to the Alternative Payment Mechanism and apply the Eligible Proceeds (as defined under “Description of the ICONs—Alternative Payment Mechanism”) therefrom to the payment of any deferred interest on the next Interest Payment Date; and

•

we will not pay any deferred interest on the ICONs from any source other than Eligible Proceeds prior to the Maturity Date, except at any time that the principal amount has been accelerated and such acceleration has not been rescinded or in the case of a Business Combination to the extent described below.

We may pay current interest from any available funds. Deferred interest must be paid through the method set forth under “—Alternative Payment Mechanism”.

If we are involved in a business combination as to which, immediately following its consummation, more than 50% of the voting stock of the surviving entity of such business combination or the person to whom all or substantially all of our property or assets are conveyed, transferred or leased in such business combination, is owned by the stockholders of the other party to the business combination (a “Business Combination”), then we or the surviving entity may pay the outstanding deferred interest on the ICONs with cash from any source through the first Interest Payment Date following the consummation of such Business Combination.

Although the failure to comply with the foregoing rules with respect to the Alternative Payment Mechanism and payment of interest during an Optional Deferral Period would be a breach of our obligations under the ICONs, it would not constitute an event of default or give rise to a right of acceleration under the subordinated indenture. However, an event of default under the subordinated indenture will occur if we fail to pay all accrued and unpaid deferred interest for a period of more than ten consecutive years after the commencement of an Optional Deferral Period or if such non-payment extends beyond the Maturity Date of the ICONs, without all accrued and unpaid deferred interest having been paid in full.

We must provide a notice to the trustee (and the trustee will promptly forward such notice upon receipt to each holder of record of ICONs) of our election to defer interest not more than 30 and not less than 15 days prior to the relevant Interest Payment Date.

We currently do not intend to exercise our right to defer interest payments on the ICONs.

Alternative Payment Mechanism

Subject to the exclusions and limitations described below under “—Market Disruption Events” and “—Limitations Under the Alternative Payment Mechanism”, on the fifth anniversary of the beginning of an Optional Deferral Period (if on such date such Optional Deferral Period has not ended) or, if earlier, the first Interest Payment Date during an Optional Deferral Period on which we elect to pay current interest (which we may do from any source of funds), we will be obligated to continuously use our Commercially Reasonable Efforts to issue Qualifying Securities and/or, at our option, our Qualifying Warrants until we have raised an amount of Eligible Proceeds (as defined below) at least equal to the aggregate amount of deferred interest on the ICONs that will be accrued and unpaid as of the next Interest Payment Date (other than interest accruing during the final interest period of the ICONs, which can be paid from any source). Such obligation will continue until all accrued and unpaid deferred interest has been paid in full. Our obligation to use Commercially Reasonable Efforts to issue Qualifying Securities and/or, at our option, Qualifying Warrants to satisfy our obligation to pay accrued and unpaid deferred interest is subject to Market Disruption Events and the instructions or rulings of any Applicable Regulatory Authority, and does not apply on the Final Maturity Date, or the Acceleration Date of the ICONs or in the case of a Business Combination. We refer to this method of funding the payment of accrued and unpaid deferred interest as the “Alternative Payment Mechanism”.

Any accrued and unpaid deferred interest may only be satisfied to the extent, and only to the extent, of the receipt by us of Eligible Proceeds pursuant to the Alternative Payment Mechanism, except that on the Final Maturity Date and the Acceleration Date of the ICONs and in the case of a Business Combination to the extent described above we may pay any accrued and unpaid deferred interest without regard to the source of funds. In addition, our use of other sources of funds to pay accrued and unpaid deferred interest on dates other than the Final

Maturity Date and Acceleration Date would not, by itself, be an event of default under the subordinated indenture that would permit the trustee or the holders of the ICONs to accelerate the ICONs. Any accrued and unpaid deferred interest will in all events be due and payable on the Maturity Date of the ICONs, except for Foregone Interest (as defined under “Description of the ICONs—Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership”) if certain events of bankruptcy, insolvency or receivership, whether voluntary or not, occur prior to the maturity or redemption of the ICONs. See “—Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership”.

“Eligible Proceeds” means, for each relevant Interest Payment Date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) we have received during the 180-day period prior to that Interest Payment Date from the issuance or sale of Qualifying Securities (excluding sales of Mandatorily Convertible Preferred Stock and Perpetual Non-cumulative Preferred Stock in excess of the Preferred Stock Issuance Cap, as defined in “Description of the ICONs—Alternative Payment Mechanism”) or, at our option, Qualifying Warrants, to persons that are not our subsidiaries.

“Qualifying Securities” means shares of our:

•	Common Stock, including treasury shares and shares of Common Stock sold pursuant to our employee benefit plans;

•

Mandatorily Convertible Preferred Stock, which means cumulative or non-cumulative preferred stock with (i) no prepayment obligation on the part of the issuer thereof, whether at our election of the holders or otherwise, and (ii) a requirement that the preferred stock convert into our Common Stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock, is subject to customary anti-dilution adjustments; and/or

•

Perpetual Non-cumulative Preferred Stock, which means shares of our perpetual non-cumulative preferred stock that (i) rank pari passu with or junior to our other preferred stock then outstanding, if any, (ii) contain no remedies other than Permitted Remedies (as defined under “Description of the ICONs—Alternative Payment Mechanism”) and (iii)(a) is subject to Intent-based Replacement Disclosure (as defined under “Description of the ICONs—Alternative Payment Mechanism”) and has a provision that prohibits us from making any distributions thereon upon our failure to satisfy one or more financial tests set forth therein or (b) is subject to a Qualifying Replacement Capital Covenant (as defined under “Description of the ICONs—Alternative Payment Mechanism”).

“Qualifying Warrants” means net share settled warrants to purchase shares of our Common Stock that have an exercise price greater than the current stock market price of our Common Stock as of their date of issuance, that we are not entitled to redeem for cash and that the holders of which are not entitled to require us to repurchase for cash in any circumstance.

Limitations Under the Alternative Payment Mechanism	Under the Alternative Payment Mechanism:

•

we are not required to issue Common Stock or Qualifying Warrants prior to the fifth anniversary of the commencement of an Optional Deferral Period to the extent that the number of such shares of Common Stock and the shares underlying such Qualifying Warrants, as of the date of their issuance, would exceed 2% of the total number of issued and outstanding shares of our Common Stock as of the date of our most recent publicly available consolidated financial statements (the “Common Equity Issuance Cap”);

•

we are not permitted to issue Mandatorily Convertible Preferred Stock and Perpetual Non-cumulative Preferred Stock to the extent that the net proceeds of any issuance of Mandatorily Convertible Preferred Stock and/or Perpetual Non-cumulative Preferred Stock applied, together with the net proceeds of all prior issuances of any still-outstanding Mandatorily Convertible Preferred Stock and/or Perpetual Non-cumulative Preferred Stock applied during the current and all prior Optional Deferral Periods to pay interest on the ICONs pursuant to the Alternative Payment Mechanism, would exceed 25% of the aggregate principal amount of the ICONs initially issued under the subordinated indenture (the “Preferred Stock Issuance Cap”); and

•

we will not be obligated to sell Qualifying Warrants or to apply the proceeds of any such sale to pay deferred interest on the ICONs; however, we may, at our option, issue Qualifying Warrants and use the proceeds from such issuance to pay deferred interest on the ICONs, subject to the Common Equity Issuance Cap.

Market Disruption Events

For so long as a Market Disruption Event continues (but in no event beyond the tenth anniversary of the commencement of any Optional Deferral Period), we will not be required to use our Commercially Reasonable Efforts to sell Qualifying Securities as required by the Alternative Payment Mechanism in respect of any Interest Payment Date if we provide written certification to the trustee no more than 20 and no fewer than ten business days in advance of that Interest Payment Date certifying that:

•	a Market Disruption Event occurred during the 180-day period immediately preceding such Interest Payment Date; and

•

either (a) the Market Disruption Event continued for the entire 180-day period to the Business Day immediately preceding the date on which that certification is provided or (b) the Market Disruption Event continued for only part of this period, but we were unable after using Commercially Reasonable Efforts to raise sufficient Eligible Proceeds during the rest of that period to pay all accrued and unpaid deferred interest.

Our certification of a Market Disruption Event will identify which type of Market Disruption Event has occurred with respect to the applicable Interest Payment Date, and the date(s) on which that event occurred or existed.

A “Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

•

trading in securities generally on the New York Stock Exchange or any other national securities, futures or options exchange or over-the-counter market on which our Qualifying Securities are then listed or traded shall have been suspended or the settlement of such trading activity generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the SEC, by the relevant exchange or by another regulatory body or governmental authority having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our Qualifying Securities;

•

we would be required to obtain the consent or approval of our stockholders or a regulatory body (including any securities exchange) or governmental authority to issue or sell our Qualifying Securities and we fail to obtain that consent or approval notwithstanding our Commercially Reasonable Efforts to obtain that consent or approval;

•	a banking moratorium shall have been declared by the federal or state authorities of the United States such that market trading in our Qualifying Securities has been materially disrupted;

•

a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States such that market trading in our Qualifying Securities has been materially disrupted;

•

the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis which, in the case of any of the foregoing, has resulted in market trading in our Qualifying Securities having been materially disrupted;

•

there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including as a result of terrorist activities, such that market trading in our Qualifying Securities has been materially disrupted;

•

an event occurs and is continuing as a result of which the offering document for such offer and sale of our Qualifying Securities would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (a) the disclosure of that event at such time, in our reasonable judgment, would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction and we have a bona fide reason for keeping the same confidential or its disclosure would impede our ability to consummate such transaction, provided that no single suspension period described in this bullet may exceed 90 consecutive days and multiple suspension periods may not exceed an aggregate of 180 days in any 360-day period; or

•

we reasonably believe that the offering document for the offer and sale of our Qualifying Securities would not be in compliance with a rule or regulation of the SEC and we are unable to comply with such rule or regulation, or such compliance is unduly burdensome, provided that no single suspension period described in this bullet may exceed 90 consecutive days and multiple suspension periods may not exceed an aggregate of 180 days in any 360-day period.

Certain Restrictions During Optional Deferral Periods

During any Optional Deferral Period, subject to certain exceptions described under “Description of the ICONs—Certain Restrictions During Optional Deferral Periods”, we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•

make any payment of principal of, or premium, if any, or interest on, or repay, purchase, redeem or defease any of our debt securities that rank equally with or junior to the ICONs, other than any payment, repurchase, redemption or defeasance in respect of debt securities that rank equally with the ICONs (“Parity Debt Securities”) made ratably and in proportion to the respective amount of (1) accrued and unpaid amounts on such Parity Debt Securities, on the one hand, and (2) accrued and unpaid amounts on the ICONs, on the other hand; or

•

make any guarantee payments with respect to the foregoing, if such guarantee ranks equally with or junior to the ICONs, other than any payment in respect of guarantees that rank equally with the ICONs (“Parity Guarantees”) made ratably and in proportion to the respective amount of (1) accrued and unpaid amounts on such Parity Guarantees, on the one hand, and (2) accrued and unpaid amounts on the ICONs, on the other hand.

In addition, if any Optional Deferral Period lasts longer than one year, we will not, subject to the same limited exceptions set forth above or unless required to do so by any Applicable Regulatory Authority, repurchase, or permit our subsidiaries to purchase, any of our securities that rank equally with or junior to the ICONs for a one-year period following the date on which all deferred interest has been paid pursuant to the Alternative Payment Mechanism; provided that such one-year extension will not apply to any Optional Deferral Period that ends on the next Interest Payment Date immediately following the consummation of a Business Combination.

Redemption	Subject to the provisions described below under “—Replacement Capital Covenant”, we may redeem the ICONs before their maturity on any Interest Payment Date:

•

in whole or in part, on one or more occasions at any time on or after June 1, 2017, at a cash redemption price equal to the Par Redemption Amount (as defined in “Description of the ICONs —Redemption”);

•

in whole or in part, on one or more occasions at any time prior to June 1, 2017, in cases not involving a “Tax Event” or “Rating Agency Event” (each as defined in “Description of the ICONs —Redemption”), at a cash redemption price equal to the greater of (i) the Par Redemption Amount and (ii) the Make-whole Redemption Amount (as defined in “Description of the ICONs —Redemption”);

•	in whole, but not in part, at any time prior to June 1, 2017 and within 180 days after the occurrence of a “Tax Event”, at a cash redemption price equal to the Par Redemption Amount; or

•

in whole, but not in part, at any time prior to June 1, 2017 and within 180 days after the occurrence of a “Rating Agency Event” at a cash redemption price equal to the greater of 100% of their principal amount or the Special Event Make-whole Redemption Amount (as defined in “Description of the ICONs— Redemption”).

These circumstances are more fully described below under “Description of the ICONs—Redemption”.

Replacement Capital Covenant

Around the time of the initial issuance of the ICONs, we will enter into a Replacement Capital Covenant (as defined under “Description of the Replacement Capital Covenant”) in which we will covenant for the benefit of holders of a designated series of our indebtedness (which will initially be our outstanding 6.875% Senior Notes due 2012), that we will not, and we will not permit any of our subsidiaries to, repay, redeem, purchase or defease the ICONs on or before June 1, 2047, unless, subject to certain limitations, during the 180 days prior to the date of that repayment, redemption, purchase or defeasance we have received sufficient proceeds from the sale of specified securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the ICONs at that time. The Replacement Capital Covenant is not intended for the benefit of holders of the ICONs and may not be enforced by them, and the Replacement Capital Covenant is not a term of the subordinated indenture or the ICONs.

Ranking of the ICONs

The payment of principal of and interest on the ICONs, to the extent provided in the subordinated indenture, will be subordinated to the prior payment in full of all of our present and future Senior Indebtedness (as defined under “Description of the ICONs—Ranking of the ICONs”) (including any trust preferred securities of statutory trusts and related securities), as further described in “Description of the ICONs—Ranking of the ICONs”.

As a holding company, our assets primarily consist of the equity securities of our subsidiaries. As a result, the ability of holders of the ICONs to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary. The ICONs do not limit our or our subsidiaries’ ability to incur additional debt, including debt that ranks senior in priority of payment to the ICONs. At March 31, 2007, our indebtedness and other obligations, on an unconsolidated basis, totaled approximately $270 million. In addition, the ICONs will be effectively subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations, including obligations to policyholders. At March 31, 2007, our subsidiaries had outstanding $3,001.5 million of total liabilities, including liabilities to policyholders and contractholders and including $13.8 million of debt (but excluding reserves and intercompany liabilities).

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

In certain events of our bankruptcy, insolvency or receivership (whether voluntary or not) occurring prior to the maturity or redemption of any ICONs, a holder of ICONs will have no claim for, and thus no right to receive, deferred and unpaid interest (including any Compounded Interest, as defined under “Description of the ICONs—Option to Defer Interest Payments”) that has not been settled through the application of the Alternative Payment Mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including Compounded Interest with respect to the first two years of such accumulated and unpaid interest) on such holder’s ICONs.

Events of Default	The subordinated indenture will provide the following events of default with respect to the ICONs:

•

default in the payment of interest, in full on any ICONs for a period of 30 days after the conclusion of a period of ten consecutive years following the commencement of any Optional Deferral Period or on the Maturity Date;

•	default in the payment of the principal of, or premium, if any, on the ICONs when due; or

•	certain events of bankruptcy, insolvency or receivership involving StanCorp Financial Group, Inc., whether voluntary or not.

The subordinated indenture does not include as an event of default a failure to comply with covenants, including the Alternative Payment Mechanism. For more information on events of default under the subordinated indenture, see “Description of the ICONs— Subordinated Indenture Events of Default”.

Use of Proceeds

The net proceeds from the offering of the ICONs are estimated to be $297 million. We intend to use approximately $247 million of the proceeds from the sale of the ICONs to repurchase shares of our Common Stock, approximately $50 million of the proceeds to fund the acquisition by StanCorp Real Estate, LLC (a wholly-owned subsidiary) of certain real estate assets from Standard Insurance Company (a wholly-owned subsidiary) and any remainder for general corporate purposes.

Ratings

The ICONs have been rated Baa2 and BBB by Moody’s Investor Services and Standard & Poor’s, respectively. Neither of these securities ratings is a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.

Form of the ICONs

The ICONs will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company, New York, New York or its designee. This means that you will not receive a certificate for your ICONs and the ICONs will not be registered in your name. For more details, see the information under “Description of the ICONs—Book-Entry System” in this prospectus supplement.

U.S. Federal Income Tax Treatment

In connection with the issuance of the ICONs, Stoel Rives LLP, our counsel, will render to us its opinion that, while there is no authority directly on point and the issue is not free from doubt, the ICONs will be treated for United States federal income tax purposes as our indebtedness. This opinion is subject to certain customary conditions. By investing in the ICONs, each beneficial owner of ICONs agrees to treat the ICONs as debt for U.S. federal income tax purposes.

Under such treatment, U.S. holders will generally be subject to tax on payments of interest on the ICONs, as ordinary interest income, at the time that such payments are accrued or are received (in accordance with such holders’ method of tax accounting). See “Certain United States Federal Income Tax Consequences”.

Trustee and Principal Paying Agent	U.S. Bank National Association.

Governing Law	New York.

Risk Factors

See “Risk Factors” and the other information in this prospectus supplement, the accompanying prospectus and our reports incorporated by reference therein for a discussion of factors you should carefully consider before deciding to invest in the ICONs.

RISK FACTORS

Before purchasing any ICONs, you should read carefully this prospectus supplement, the free writing prospectus and the accompanying prospectus, carefully consider the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2006 and pay special attention to the following risk factors.

Risk Factors in Connection with Our Business

Our reserves for future policy benefits and claims related to our current and future business as well as businesses we may acquire in the future may prove to be inadequate.

For certain of our product lines, we establish and carry as a liability actuarially determined reserves that are calculated to meet our obligations for future policy benefits and claims. These reserves do not represent an exact calculation of our future benefit liabilities, but are instead estimates based on assumptions which can be materially affected by changes in the national or regional economy, changes in social perceptions about work ethics, emerging medical perceptions regarding physiological or psychological causes of disability, emerging or changing health issues and changes in industry regulation. Claims experience on our products can fluctuate widely from period to period. If actual events vary materially from our assumptions used when establishing the reserves to meet our obligations for future policy benefits and claims, we may be required to increase our reserves, which could have a material adverse effect on our business, financial position, results of operations or cash flows.

Differences between actual claims experience and underwriting and reserving assumptions may adversely affect our financial results.

Our long term disability products provide coverage for claims incurred during the policy period. Generally, group policies offer rate guarantees for periods from one to three years. While we can prospectively re-price and re-underwrite coverages at the end of these guarantee periods, we must pay benefits with respect to claims incurred during these periods without being able to increase guaranteed premium rates during these periods. Historically, approximately 50% of all claims filed under our long term disability policies close within 24 months. However, claims caused by more severe disabling conditions may be paid over much longer periods, including, in some cases, up to normal retirement age or longer. Longer duration claims expose us to the possibility that we may pay benefits in excess of the amount that we anticipated when the policy was underwritten. The profitability of our long term disability products is thus subject to volatility resulting from the difference between our actual claims experience and our assumptions at the time of underwriting and from changes in economic conditions.

We are exposed to concentration risk on our group life insurance business.

Due to the nature of group life insurance coverage, we are subject to concentration risk from the occurrence of a catastrophe.

Catastrophic losses from a disease pandemic could have an adverse effect on us.

Our life insurance operations are exposed to the risk of loss from an occurrence of catastrophic mortality caused by a disease pandemic, such as could arise from the avian flu, which could have a material adverse effect on our business, financial position, results of operations or cash flows.

Catastrophic losses from terrorism or other factors could have an adverse effect on us.

An occurrence of a significant catastrophic event, including natural disasters, terrorism, or other disasters, or a change in the nature and availability of reinsurance and catastrophe reinsurance, could have a material adverse effect on our business, financial position, results of operations or cash flows.

We may be exposed to disintermediation risk during periods of increasing interest rates.

In periods of increasing interest rates, withdrawals of annuity contracts may increase as policyholders seek to invest in investments with higher perceived returns. This process, referred to as disintermediation, may lead to cash outflows. These outflows may require investment assets to be sold at a time when the prices of those assets are adversely affected by the increase in interest rates, which may result in realized investment losses. A significant portion of our investment portfolio consists of commercial mortgage loans, which are relatively illiquid, thus increasing our liquidity risk in the event of disintermediation during a period of rising interest rates.

Our profitability may be adversely affected by declining interest rates.

During periods of declining interest rates, annuity products may be relatively more attractive investments, resulting in increases in the percentage of policies remaining in force from year to year during a period when our new investments carry lower returns.

During these periods, lower returns on our investments could prove inadequate for us to meet contractually guaranteed minimum payments to holders of our annuity products. In addition, the profitability of our life and disability insurance products can be affected by declining interest rates. A factor in pricing our insurance products is prevailing interest rates. Longer duration claims and premium rate guarantee periods can expose us to interest rate risk when portfolio yields are less than those assumed when pricing these products. Mortgages and bonds in our investment portfolio are more likely to be prepaid or redeemed as borrowers seek to borrow at lower interest rates, and we may be required to reinvest those funds in lower interest-bearing investments.

Our investment portfolio is subject to risks of market value fluctuations, defaults, delinquencies and liquidity.

Our general account investments primarily consist of fixed maturity securities, commercial mortgage loans and real estate. The market values of our investments vary with changing economic and market conditions and interest rates. In addition, we are subject to default risk on our fixed maturity securities portfolio, and delinquency and default risk on our commercial mortgage loans. Our commercial mortgage loans are relatively illiquid. We may have difficulty selling commercial mortgage loans at attractive prices, in a timely manner, or both if we require significant amounts of cash on short notice.

Our business is subject to significant competition.

Each of our business segments faces competition from other insurers and financial services companies, such as banks, broker-dealers, mutual funds, and managed care providers for employer groups, individual consumers and distributors. Since many of our competitors have greater financial resources, offer a broader array of products and, with respect to other insurers, may have higher claims paying ability ratings than we do, the possibility exists that any one of our business segments could be adversely affected, which in turn could have a material adverse effect on our business, financial position, results of operations or cash flows.

A significant downgrade in our financial strength ratings may negatively affect our business.

Financial strength ratings, which rate our claims paying ability, are an important factor in establishing the competitive position of insurance companies. Ratings are important to maintaining public confidence in our company and in our ability to market our products. Rating organizations continually review the financial performance and condition of insurance companies, including our company. A significant ratings downgrade could increase our surrender levels and could adversely affect our ability to market our products and thereby have a material adverse effect on our business, financial position, results of operations or cash flows.

Our profitability may be affected by changes in state and federal regulation.

Our business is subject to comprehensive state regulation and supervision throughout the United States. While we cannot predict the impact of potential or future state or federal legislation or regulation on our business, future laws and regulations, or the interpretation thereof, could have a material adverse effect on our business, financial position, results of operations or cash flows.

Our business is subject to litigation risk.

We are a plaintiff or defendant in actions arising out of our insurance business and investment operations. We are from time to time involved in various governmental and administrative proceedings. While the outcome of any pending or future litigation cannot be predicted, as of the date hereof, we do not believe that any pending litigation will have a material adverse effect on our results of operations and financial condition. However, no assurances can be given that such litigation would not materially and adversely affect our business, financial position, results of operations or cash flows.

The concentration of our investments in California may subject us to losses resulting from an economic downturn in this state.

Our commercial mortgage loans are concentrated in the western region of the U.S., particularly in California. Due to this concentration, we are exposed to potential losses resulting from the risk of an economic downturn in California as well as to certain catastrophes, such as earthquakes, that may affect the region. Although we diversify our commercial mortgage loan portfolio within California by both location and type of property in an effort to reduce earthquake exposure, such diversification may not eliminate the risk of such losses which could have a material adverse effect on our business, financial position, results of operations or cash flows.

We may be exposed to environmental liability from our commercial mortgage loan and real estate investments.

As a commercial mortgage lender, we customarily conduct environmental assessments prior to making commercial mortgage loans secured by real estate and before taking title through foreclosure to real estate collateralizing delinquent commercial mortgage loans held by us. Based on our environmental assessments, we believe that any compliance costs associated with environmental laws and regulations or any remediation of affected properties would not have a material adverse effect on our results of operations or financial condition. However, we cannot provide assurance that material compliance costs will not be incurred by us.

As a holding company, we depend on the ability of our subsidiaries to transfer funds to us in sufficient amounts to make payments on the ICONs and meet our other obligations.

We are a holding company for our insurance and asset management subsidiaries and do not have any significant operations of our own. Dividends and permitted payments from our subsidiaries are our principal source of cash to meet our other obligations and to pay dividends to shareholders. As a result, our ability to make payments on the ICONs will depend primarily upon the receipt of dividends and other distributions from our subsidiaries.

Many of our subsidiaries are non-insurance businesses and have no regulatory restrictions on dividends. Our insurance subsidiaries, however, are regulated by insurance laws and regulations that limit the maximum amount of dividends, distributions and other payments that they could declare and pay to us without prior approval of the states in which the subsidiaries are domiciled. Under Oregon law, Standard Insurance Company may pay dividends only from the earned surplus arising from its business. Oregon law gives the Director of the Oregon Department of Consumer and Business Services—Insurance Division (“Oregon Insurance Division”) broad discretion regarding the approval of dividends. Oregon law requires us to receive the prior approval of the

Oregon Insurance Division to pay a dividend if such dividend exceeds certain statutory limitations; however, it is at the Oregon Insurance Division’s discretion to request prior approval of dividends at any time.

In 2006 and 2007, Standard Insurance Company paid dividends to us of $147 million and $95 million, respectively, for which we requested and received approval from the Oregon Insurance Division, as these dividends exceeded statutory guidelines.

Our business may be affected by employment and wage growth.

Two factors in the growth of StanCorp’s group businesses are the employment levels, and salary and wage growth of its employer groups. A reduction in either of these factors may affect premium levels for our group businesses.

Risk Factors in Connection with This Offering

The ICONs are subordinated to all of our existing and future Senior Indebtedness.

The payment of principal of and interest on the ICONs, to the extent provided in the subordinated indenture, will be subordinated to the prior payment in full of all of our present and future Senior Indebtedness (including any trust preferred securities of statutory trusts and related securities), as further described in “Description of the ICONs—Ranking of the ICONs”. At March 31, 2007, our indebtedness and other obligations, on an unconsolidated basis, totaled approximately $270 million, all of which constitutes Senior Indebtedness. The terms of the subordinated indenture under which the ICONs will be issued do not limit our or our subsidiaries’ ability to incur additional debt, including debt that ranks senior in priority of payment to the ICONs. We cannot make any payments on the ICONs if we are in payment default on our Senior Indebtedness and we may not be able to make payments on the ICONs if we are in default under any other provisions of our Senior Indebtedness. In the event of our insolvency or receivership, our assets must be used to pay off our Senior Indebtedness in full before any payments may be made on the ICONs.

The ICONs are effectively subordinated to all of our subsidiaries’ existing and future indebtedness.

As a holding company, our assets primarily consist of the equity securities of our subsidiaries. However, the ICONs will be obligations exclusively of StanCorp Financial Group, Inc. and will not be guaranteed by any of our subsidiaries. While our ability to meet our debt service obligations depend upon the cash flow of our subsidiaries and the payment of funds by our subsidiaries to us in the form of loans, dividends or otherwise, our subsidiaries are not obligated to make funds available to us. Therefore, we may not, and holders of ICONs should not, rely on the cash flows of our subsidiaries to meet our debt service obligations, including those related to the ICONs.

In addition, the ICONs will be effectively subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations, including obligations to policyholders, which means that creditors of our subsidiaries will be paid from their assets before holders of the ICONs would have any claims to those assets. At March 31, 2007, our subsidiaries had outstanding $3,001.5 million of total liabilities, including liabilities to policyholders and contractholders and including $13.8 million of debt (but excluding reserves and intercompany liabilities). The ICONs do not limit our subsidiaries’ ability to incur additional debt, including debt that ranks senior in priority of payment to the ICONs. Therefore, holders of ICONs should look only to our assets for payments on the ICONs.

You may not receive distributions on the ICONs for a total of up to ten years if after the first five years of interest deferral we are unable or otherwise fail to issue Qualifying Securities.

We may, on one or more occasions, so long as no event of default with respect to the ICONs has occurred and is continuing, elect to defer one or more interest payments on the ICONs at any time and from time to time for up to five consecutive years without being subject to the obligations of the Alternative Payment Mechanism (except if we elect to pay deferred interest). We will thereupon be required (except on the Final Maturity Date or upon the acceleration of the ICONs following an event of default) to use our Commercially Reasonable Efforts to sell Qualifying Securities (unless such interest has been or is being paid from the proceeds of the sale of Qualifying Warrants) and apply the Eligible Proceeds therefrom to the payment of any deferred interest on the next Interest Payment Date. Further, we will not be required to use our Commercially Reasonable Efforts to sell Qualifying Securities as required by the Alternative Payment Mechanism in respect of any Interest Payment Date for so long as a Market Disruption Event continues (but in no event beyond the tenth anniversary of the commencement of any Optional Deferral Period) or pursuant to the instructions or rulings of any Applicable Regulatory Authority (as defined under “Description of the ICONs—Certain Restrictions During Optional Deferral Periods”).

Our ability to sell Qualifying Securities to raise Eligible Proceeds will depend on a variety of factors within and beyond our control, including, without limitation, market conditions at the time of sale, the acceptability to potential investors of the terms of the securities issued, our financial performance, the relative demand for securities of companies within our industry, dilution caused by prior equity offerings, and the expectation among investors that future equity offerings may cause additional dilution to their equity interests, and a variety of other factors beyond our control, including our ability to obtain any required consent or approvals, such as any corporate stockholder, governmental or regulatory authorization that may be required. If we do not sell a sufficient amount of Qualifying Securities to fund interest payments under such circumstances, we will not be permitted to pay accrued and unpaid deferred interest on the ICONs, even if we have sufficient cash available from other sources, except on the Final Maturity Date or the Acceleration Date.

Deferral of interest payments could adversely affect the market price of the ICONs.

We currently do not intend to exercise our right to defer interest payments on the ICONs. However, if we exercise that right in the future, the market price of the ICONs is likely to be affected. As a result of the existence of our deferral right, the market price of the ICONs may be more volatile than the market prices of other securities that are not subject to terms such as the Optional Deferral Period. If we defer interest on the ICONs and you elect to sell ICONs during such Optional Deferral Period, you may not receive the same return on your investment as a holder that continues to hold its ICONs until the payment of interest at the end of such Optional Deferral Period.

You have limited remedies for breaches of terms of the ICONs.

The remedies for any breach of our obligations and restrictions under the ICONs (except those described in the immediately following paragraph) are limited, including those available for breach of the Alternative Payment Mechanism or our failure to raise Eligible Proceeds, neither of which would constitute an event of default or give rise to a right of acceleration of the ICONs or similar remedy under the terms of the subordinated indenture. The sole remedy under such circumstances is for the trustee or holders of the ICONs, subject to certain conditions, to bring suit for enforcement of such obligations and restrictions and damages accruing to holders of ICONs would likely be limited to monetary damages.

The only “events of default” under the indenture that will permit the acceleration of the principal of and interest on the ICONs are our default in the payment of interest in full on any ICONs for a period of 30 days after the conclusion of a period of ten consecutive years following the commencement of any Optional Deferral Period or on the Maturity Date; default in the payment of the principal of, or premium, if any, on the ICONs when due; or certain events of bankruptcy, insolvency or receivership involving us, whether voluntary or not.

After June 1, 2017, the interest rate of the ICONs will fluctuate and may decline below the fixed interest rate at which the ICONs are being offered.

Prior to June 1, 2017, the ICONs will accrue interest fixed at annual rate equal to 6.90%. After June 1, 2017, the ICONs, if not redeemed earlier, will accrue interest at a floating interest rate of LIBOR plus a margin equal to 2.51%. This floating rate could be volatile over time and could be substantially less than the fixed rate paid on the ICONs on or prior to June 1, 2017. In addition to reducing the current interest income payable on the ICONs, this volatility could reduce the value of the ICONs in any available trading market.

Your claims in bankruptcy, insolvency and receivership to receive payment in respect of accrued interest may be limited.

In certain events of our bankruptcy, insolvency or receivership prior to the maturity or redemption of any ICONs, whether voluntary or not, a holder of ICONs will have no claim for, and thus no right to receive, deferred and unpaid interest (including any Compounded Interest, as defined under “Description of the ICONs— Option to Defer Interest Payments”) that has not been settled through the application of the Alternative Payment Mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including Compounded Interest with respect to the first two years of such accumulated and unpaid interest) on such holder’s ICONs. Since we are permitted to defer interest payments for up to ten consecutive years without the occurrence of an event of default and acceleration under the subordinated indenture, claims of holders of ICONs may be extinguished in respect of interest (including Compounded Interest) accrued during as many as eight years.

We may redeem the ICONs prior to their Final Maturity Date and you may not be able to reinvest in a comparable security.

We have the option to redeem the ICONs before their maturity on any Interest Payment Date: (a) in whole or in part, on one or more occasions at any time on or after June 1, 2017, at a cash redemption price equal to the Par Redemption Amount; (b) in whole or in part, on one or more occasions at any time prior to June 1, 2017, in cases not involving a Tax Event or Rating Agency Event, at a cash redemption price equal to the greater of (i) the Par Redemption Amount and (ii) the Make-whole Redemption Amount; (c) in whole, but not in part, at any time prior to June 1, 2017 and within 180 days after the occurrence of a Tax Event, at a cash redemption price equal to the Par Redemption Amount; or (d) in whole, but not in part, at any time prior to June 1, 2017 and within 180 days after the occurrence of a Rating Agency Event at a cash redemption price equal to the greater of 100% of their principal amount or the Special Event Make-whole Redemption Amount. See “Description of the ICONs—Redemption.” In the event we choose to redeem your ICONs, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the then applicable interest rate on the ICONs.

Our right to redeem or purchase the ICONs is limited by a covenant that we are making in favor of certain of our senior debtholders.

By their terms, the ICONs may be redeemed by us, in whole or in part, before their maturity upon the terms specified in “Description of the ICONs—Redemption”. However, around the time of the initial issuance of the ICONs, we are entering into a “Replacement Capital Covenant,” which is described under “Description of the Replacement Capital Covenant,” that will effectively limit our right to redeem or purchase ICONs. In the Replacement Capital Covenant, we covenant for the benefit of holders of a designated series of our indebtedness that ranks senior to the ICONs (which will initially be our outstanding 6.875% Senior Notes due 2012) that we will not repay, redeem or purchase the ICONs on or before June 1, 2047, unless, subject to certain limitations, during the 180 days prior to the date of that repayment, redemption or purchase, we have received sufficient proceeds from the sale of specified securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the ICONs at that time, including common stock, warrants, mandatory convertible preferred stock, debt exchangeable for equity, qualifying non-cumulative perpetual preferred stock and qualifying capital securities. Our ability to raise proceeds from qualifying securities during the 180 days prior to a proposed redemption or purchase will depend on, among other things, market conditions at such time as well as the acceptability to prospective investors of the terms of such qualifying securities. Accordingly, there could be circumstances in which we would wish to redeem or purchase some or all of the ICONs, including as a result of a Tax Event or Rating Agency Event, and we have sufficient cash available for such purpose, but we are restricted from doing so because we have not been able to obtain proceeds from the sale of qualifying securities under the Replacement Capital Covenant.

An active trading market for the ICONs may not develop.

The ICONs constitute a new issue of securities, for which there is no existing market. We do not intend to apply for listing of the ICONs on any securities exchange. We cannot provide you with any assurance regarding whether a trading market for the ICONs will develop, the ability of holders of the ICONs to sell their ICONs or the price at which holders may be able to sell their ICONs. The underwriters have advised us that they currently intend to make a market in the ICONs. However, the underwriters are not obligated to do so, and any market-making with respect to the ICONs may be discontinued at any time without notice. If no active trading market develops, you may be unable to resell your ICONs at any price or at their fair market value.

If a trading market does develop, changes in our credit ratings or the debt markets could adversely affect the market price of the ICONs.

The price for the ICONs depends on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, financial performance and future prospects;

•	our right to defer payment on the ICONs; and

•	the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the ICONs.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change in our ratings could have an adverse effect on the trading price and liquidity of the ICONs.

The ratings on the ICONs could be lowered.

The ICONs have been rated Baa2 and BBB by Moody’s Investor Services and Standard & Poor’s, respectively. In addition, other rating agencies may assign credit ratings to the ICONs with or without any solicitation of or provision of information from us. Generally, rating agencies base their ratings on such material and information, and such of their own investigative studies and assumptions, as they deem appropriate. There is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn. A downgrade or potential downgrade in these ratings, the assignment of a new rating that is lower than existing ratings, or a downgrade or potential downgrade in the ratings assigned to us, our subsidiaries or any of our securities could adversely affect the trading price and liquidity of the ICONs.

Moreover, the rating methodologies for securities with features similar to the ICONs are still developing and the rating agencies may change their methodologies in the future. This may include, for example, the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the ICONs, sometimes called “notching”. If the rating agencies were to change their practices for rating such securities in the future and the ratings of the ICONs were to be subsequently lowered, this may have a negative impact on the trading price of the ICONs.

You may have to include interest in your taxable income before you receive cash.

If we defer interest payments on the ICONs, you will be required to accrue interest income for United States federal income tax purposes in respect of your proportionate share of the accrued but unpaid interest on the ICONs held by us, even if you normally report income when received. As a result, you will be required to include the accrued interest in your gross income for United States federal income tax purposes prior to your receiving any cash distribution. If you sell your capital securities prior to the record date for the first distribution after a deferral period, you would never receive the cash from us related to the accrued interest that you reported for tax purposes. Similar treatment may apply to you pursuant to state, local or foreign income tax law. You should consult with your own tax advisor regarding the tax consequences of an investment in the capital securities.

For more information regarding the tax consequences of purchasing the capital securities, see below under the captions “Certain United States Federal Income Tax Consequences—U.S. Holders—Interest Income and Original Issue Discount”.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including those relating to the Company’s strategy and other statements that are predictive in nature, that depend on or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “seeks” and similar expressions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are not historical facts but instead represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve uncertainties that are difficult to predict, which may include, but are not limited to, the factors listed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward-looking Statements” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2006 and in the section entitled “Risk Factors” in Part I, Item 1A thereof. As a provider of financial products and services, our results of operations may vary significantly in response to economic trends, interest rate changes, investment performance and claims experience. Caution should be used when extrapolating historical results or conditions to future periods.

Our actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any forward-looking statements and, given these uncertainties or circumstances, readers are cautioned not to place undue reliance on such statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

The net proceeds from the offering of the ICONs are estimated to be $297 million. We intend to use approximately $247 million of the proceeds from the sale of the ICONs to repurchase shares of our Common Stock, approximately $50 million of the proceeds to fund the acquisition by StanCorp Real Estate, LLC (a wholly-owned subsidiary) of certain real estate assets from Standard Insurance Company and any remainder for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the periods indicated below is as follows:

	Three Months Ended March 31,	Year Ended December 31,
	2007	2006	2005	2004	2003	2002
Ratio of Earnings to Fixed Charges	3.3x	3.5x	4.0x	3.9x	3.4x	3.1x

For purposes of this computation, earnings are defined as income before income taxes. Fixed charges are the sum of interest and debt issue costs (including capital lease interest), interest credited to policyholder account balances, and an estimated interest component of rent expense.

DESCRIPTION OF THE ICONS

We will issue the Fixed-to-Floating Rate Income Capital Obligation Notes® (“ICONs”) due 2067, which are part of the “subordinated debt securities” referred to in the accompanying base prospectus and are referred to as the “ICONs” in this prospectus supplement, under the Indenture relating to Subordinated Debt Securities between us and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture to be dated as of the closing date of this offering, between us and the trustee. We refer to the Indenture, as supplemented by the First Supplemental Indenture, as the “subordinated indenture”. The description in this prospectus supplement of certain terms of the ICONs and certain provisions of the subordinated indenture supplements the description under “Description of Debt Securities” in the accompanying base prospectus and, to the extent it is inconsistent with that description, replaces the description in the accompanying base prospectus. This description is only a summary of the material terms and does not purport to be complete. We urge you to read the subordinated indenture in its entirety because it, and not this description, will define your rights as a beneficial holder of the ICONs. We will file the First Supplemental Indenture and the form of ICONs as exhibits to a Current Report on Form 8-K, which will be incorporated by reference in the accompanying base prospectus. You may also request copies of these documents from us at our address set forth under “Where You Can Find More Information” in the accompanying base prospectus.

General

We will initially issue $300,000,000 aggregate principal amount of the ICONs. We may from time to time, without the consent of the existing holders of the ICONs, create and issue further ICONs having the same terms and conditions as the ICONs being offered hereby in all respects, except for issue date, issue price and, if applicable, the first Interest Payment Date (as defined below) and the amount of interest thereon due on such Interest Payment Date. Additional ICONs issued in this manner will be consolidated with, and will form a single series with, the previously outstanding ICONs unless such additional ICONs will not be treated as fungible with the previously issued and outstanding ICONs for U.S. Federal income tax purposes.

The ICONs will be issued in denominations of $1,000 principal amount and integral multiples of $1,000.

The ICONs will not be subject to a sinking fund provision. The entire principal amount of the ICONs, regardless of when issued, will mature and become due and payable, together with any accrued and unpaid interest thereon, including Compounded Interest (as defined under “—Option to Defer Interest Payments”), if any, on June 1, 2067 (the “Final Maturity Date”), if not redeemed earlier (the later of Final Maturity Date or such date of redemption, the “Maturity Date”).

Interest

Subject to the provisions as described below under “—Option to Defer Interest Payments,” interest on the ICONs will accrue:

•

from the date of initial issuance of the ICONs to but excluding June 1, 2017 or their earlier redemption (the “Fixed Rate Period”) at an annual rate equal to 6.90% of the principal amount of the ICONs, payable semi-annually in arrears on June 1 and December 1 of each year; and

•

if not redeemed earlier, from and including June 1, 2017 to but excluding the Maturity Date (the “Floating Rate Period”) at an annual rate equal to three-month LIBOR (as defined below) plus a margin equal to 2.51% of the principal amount of the ICONs, payable quarterly in arrears on June 1, September 1, December 1 and March 1 of each year.

Interest will be payable beginning on December 1, 2007.

We refer to the dates on which interest on the ICONs is payable as “Interest Payment Dates”; provided, that the final Interest Payment Date in respect of the ICONs will be the Maturity Date. We refer to the period beginning on and including June 1, 2007 and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date as an “Interest Period”.

Interest payments will include accrued interest from and including the later of the issue date and the last date in respect of which interest has been paid or duly provided for to, but not including, the next succeeding Interest Payment Date or the Maturity Date, as the case may be. The amount of interest payable for any full interest payment period during the Fixed Rate Period will be computed on the basis of a 360-day year comprised of twelve 30-day months and during the Floating Rate Period on the basis of a 360-day year and the actual number of days elapsed. The amount of interest payable for any period shorter than a full Interest Period for which interest is computed will be computed on the basis of 30-day months and, for periods of less than a 30-day month, the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the ICONs is not a Business Day, payment of the interest payable on such date will be made (i) with respect to Interest Payment Dates during the Fixed Rate Period, on the next succeeding day that is a Business Day without any interest or other payment in respect of any such delay, and (ii) with respect to Interest Payment Dates during the Floating Rate Period, on the next succeeding day that is a Business Day, unless such date falls in the next calendar month, in which case the preceding Business Day, except that if any of the Interest Payment Dates during the Floating Rate Period falls on a date fixed for redemption or repayment, and such day is not a Business Day, the interest payment due on that date will be postponed to the next day that is a Business Day without any interest or other payment in respect of any such delay in connection with such redemption or repayment. To the extent permitted by applicable law, interest not paid on the applicable Interest Payment Date will accrue and compound on each Interest Payment Date, at a rate per year equal to the then applicable rate of interest on the ICONs until paid.

“Business Day” means any day which is not (i) a Saturday, a Sunday or a legal holiday, and (ii) a day on which banking institutions or trust companies located in New York City or St. Paul, Minnesota are authorized or obligated by law to close, and, on or after June 1, 2017, a day which is not a London Banking Day (as defined below).

For the purposes of calculating interest due on the ICONs after June 1, 2017, if the ICONs are not redeemed earlier, and on or prior to the Maturity Date:

•

“Three-month LIBOR” means, with respect to any Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period and ending on the next Interest Payment Date (the “Relevant Period”) that appears on MoneyLine Telerate Page 3750 as of 11:00 a.m. (London time) on the LIBOR Determination Date for that Interest Period. If such rate does not appear on MoneyLine Telerate Page 3750, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the Relevant Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (after consultation with us), at approximately 11:00 a.m., London time, on the LIBOR Determination Date for that Interest Period. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that Interest Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that Interest Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the Calculation Agent (after consultation with us), at approximately 11:00 a.m., New York City time, on the first day of that Interest Period for loans in U.S. dollars to leading European banks for the Relevant Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, three-month LIBOR for that Interest Period will be the same as LIBOR as determined for the previous Interest Period or, in the case of the Interest Period beginning on June 1, 2017, 5.36%. The establishment of three-month LIBOR for each three-month Interest Period beginning on or after June 1, 2017 by the Calculation Agent shall (in the absence of manifest error) be final and binding.

•	“Calculation Agent” means U.S. Bank National Association, or any other firm appointed by us, acting as Calculation Agent.

•	“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.

•	“LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Interest Period.

•	“MoneyLine Telerate Page” means the display on MoneyLine Telerate, Inc., or any successor service, on Telerate Page 3750 or any replacement page or pages on that service.

•

“Telerate Page 3750” means the display designated on page 3750 on MoneyLine Telerate Page (or such other page as may replace the 3750 page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

Record Dates

For so long as the ICONs are represented by one or more global certificates, interest in respect of each ICON will be payable on each Interest Payment Date to the person in whose name the ICON is registered at the close of business on the Business Day next preceding the Interest Payment Date, which shall be the record date for such Interest Payment Date. In the event the ICONs at any time are not represented solely by one or more global certificates, we will have the right to select different record dates, which will be at least one Business Day before an Interest Payment Date. See “—Book-Entry System”.

Option to Defer Interest Payments

We may, on one or more occasions, so long as no event of default with respect to the ICONs has occurred and is continuing, elect to defer one or more interest payments on the ICONs at any time and from time to time for up to five consecutive years (which may include a combination of semi-annual and quarterly Interest Periods) without being subject to the obligations described under “—Alternative Payment Mechanism” (except if we elect to pay deferred interest). Further, we may defer interest payments on the ICONs for a total of up to ten consecutive years without giving rise to an event of default and acceleration under the subordinated indenture.

We refer to each such deferral, commencing at the start of the semi-annual or quarterly period, as applicable, in which interest is first deferred, and ending on the date on which all outstanding deferred interest is paid, as an “Optional Deferral Period”. An Optional Deferral Period cannot end on a date other than an Interest Payment Date or extend beyond the Maturity Date of the ICONs. We cannot begin a new Optional Deferral Period until we have paid all accrued and unpaid deferred interest on the ICONs.

Deferred interest on the ICONs will continue to accrue during Optional Deferral Periods at the then-applicable interest rate on the ICONs, compounded on each Interest Payment Date, to the extent permitted by applicable law. Subject to our obligations under “—Alternative Payment Mechanism”, no interest will be due and payable on the ICONs until the end of an Optional Deferral Period except upon a redemption of the ICONs or the acceleration of the ICONs following an event of default (the “Acceleration Date”) during an Optional Deferral Period.

Once we pay all accrued and unpaid deferred interest payments on the ICONs, we may again defer interest payments on the ICONs as described above, but not beyond the Maturity Date of the ICONs.

We have agreed in the subordinated indenture that, subject to the occurrence and continuation of a Market Disruption Event (as defined under “—Alternative Payment Mechanism”) or the instructions or rulings of any Applicable Regulatory Authority (as defined under “—Certain Restrictions During Optional Deferral Periods”):

•

immediately following the first Interest Payment Date during an Optional Deferral Period on which we elect to pay current interest or, if earlier, the fifth anniversary of the beginning of an Optional Deferral Period, we will be required (except on the Final Maturity Date or the Acceleration Date, on which we may pay any accrued and unpaid deferred interest without regard to the source of funds, or in the case of a Business Combination to the extent described below) to use our Commercially Reasonable Efforts to sell Qualifying Securities (unless such interest has been or is being paid from the proceeds of the sale of Qualifying Warrants) pursuant to the Alternative Payment Mechanism and apply the Eligible Proceeds (each such term as defined below under “—Alternative Payment Mechanism”) therefrom to the payment of any deferred interest (including Compounded Interest) on the next Interest Payment Date (other than interest accruing during the final interest period of the ICONs, which can be paid from any source); and

•

we will not pay any deferred interest on the ICONs (including Compounded Interest) from any source other than Eligible Proceeds prior to the Maturity Date, except at any time that the principal amount has been accelerated and such acceleration has not been rescinded or in the case of a Business Combination to the extent described below.

We may pay current interest from any available funds. Deferred interest must be paid through the method set forth under “—Alternative Payment Mechanism”.

If we are involved in a business combination as to which, immediately following its consummation, more than 50% of the voting stock of the surviving entity of such business combination or the person to whom all or substantially all of our property or assets are conveyed, transferred or leased in such business combination, is owned by the stockholders of the other party to the business combination (a “Business Combination”), we or the surviving entity may pay the outstanding deferred interest on the ICONs with cash from any source through the first Interest Payment Date following the consummation of such Business Combination.

Any accrued and unpaid interest will in all events be due and payable on the Maturity Date of the ICONs, except for Foregone Interest (as defined below) if certain events of bankruptcy, insolvency or receivership, whether voluntary or not, occur prior to the maturity or redemption of the ICONs. See “—Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership”.

Although our use of sources other than the net proceeds from the sale of Qualifying Securities and/or Qualifying Warrants to fund interest payments immediately following the first Interest Payment Date during an Optional Deferral Period on which we elect to pay current interest or, if earlier, the fifth anniversary of the beginning of an Optional Deferral Period, would (except as otherwise provided above) be a breach of our obligations under the ICONs, it would not constitute an event of default or give rise to a right of acceleration under the subordinated indenture. Additionally, during any Optional Deferral Period the restrictions on payment by us of dividends and other distributions on capital stock described below under “—Certain Restrictions during Optional Deferral Periods” will apply.

An event of default under the subordinated indenture will occur if we fail to pay all accrued and unpaid deferred interest due to an Optional Deferral or otherwise for a period of more than ten consecutive years after the commencement of an Optional Deferral Period or if such non-payment extends beyond the Maturity Date of the ICONs, without all accrued and unpaid deferred interest (including Compounded Interest) having been paid in full. Interest on the ICONs will continue to accrue during Optional Deferral Periods at the then-applicable interest rate on the ICONs, compounded on each Interest Payment Date, to the extent permitted by applicable law.

We must provide a notice to the trustee (and the trustee will promptly forward such notice upon receipt to each holder of record of ICONs) of our election to defer interest not more than 30 and not less than 15 days prior to the relevant Interest Payment Date. A notice of Optional Deferral, once given, will be irrevocable and the deferral of payments on the related Interest Payment Date will be considered an Optional Deferral. When an Optional Deferral Period ends and we have paid all accrued and unpaid deferred interest payments on the ICONs, together with interest thereon, to the extent permitted by applicable law compounded on each Interest Payment Date, which we refer to as “Compounded Interest”, we may begin a new Optional Deferral Period, subject to the terms described above. There is no limit on the number of Optional Deferral Periods that we may begin. Any deferral of interest on the ICONs by our election under this provision is referred to as an “Optional Deferral”.

We currently do not intend to exercise our right to defer interest payments on the ICONs.

Certain Restrictions During Optional Deferral Periods

During any Optional Deferral Period, subject to certain exceptions described below, we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

(1)	any purchase, redemption or other acquisition of shares of our capital stock in connection with (a) any employment contract, employee or benefit plan or other similar arrangement, (b) a dividend reinvestment or stockholder purchase plan, or (c) the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable Optional Deferral;

(2)	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

(3)	any purchase of, or payment of cash in lieu of, fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

(4)	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or repurchase of rights pursuant thereto; or

(5)	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks junior to such stock.

•

make any payment of principal of, or premium, if any, or interest on, or repay, repurchase, redeem or defease any debt securities issued by us that rank equally with or junior to the ICONs, other than any payment of interest in respect of debt securities that rank equally with the ICONs (“Parity Debt Securities”) made ratably and in proportion to the respective amount of (1) accrued and unpaid amounts on such Parity Debt Securities, on the one hand, and (2) accrued and unpaid amounts on the ICONs, on the other hand; or

•

make any guarantee payments with respect to the foregoing, if such guarantee ranks equally with or junior to the ICONs, other than any payment in respect of guarantees that rank equally with the ICONs (“Parity Guarantees” and, together with the Parity Debt Securities, the “Parity Securities”) made ratably and in proportion to the respective amount of (1) accrued and unpaid amounts on such Parity Guarantees, on the one hand, and (2) accrued and unpaid amounts on the ICONs, on the other hand.

The restrictions described above shall not apply to:

•

any payment of current interest in respect of Parity Securities that is made pro rata to the amounts due on such Parity Securities (including the ICONs) and any payments of deferred interest on Parity Securities that, if not made, would cause us to breach the terms of the instrument governing such Parity Securities; provided that such payments are made in accordance with the second paragraph immediately following the definition of the term “Market Disruption Event” provided under “—Alternative Payment Mechanism” to the extent it applies; or

•

any payment of principal in respect of Parity Securities having the same redemption date as the ICONs, as required under a provision of such Parity Securities that is substantially the same as the provision described below under “—Redemption”, and that is made on a pro rata basis among one or more series of Parity Securities having such a provision and the ICONs.

In addition, if any Optional Deferral Period lasts longer than one year, we will not, subject to the same limited exceptions set forth above or unless required to do so by any Applicable Regulatory Authority, repurchase, or permit our subsidiaries to purchase, any of our securities that rank equally with or junior to the ICONs for a one-year period following the date on which all deferred interest has been paid pursuant to the Alternative Payment Mechanism; provided that such one-year extension will not apply to any Optional Deferral Period that ends on the next Interest Payment Date immediately following the consummation of a Business Combination.

“Applicable Regulatory Authority” means any regulatory body, administrative agency or governmental body having jurisdiction over us or our subsidiaries, including any insurance regulatory authority.

Alternative Payment Mechanism

Subject to certain conditions and exceptions described below, on the fifth anniversary of the beginning of an Optional Deferral Period (if on such date such Optional Deferral Period has not ended) or, if earlier, the first Interest Payment Date during an Optional Deferral Period on which we elect to pay current interest (which we may do from any source of funds), we will be obligated to continuously use our Commercially Reasonable Efforts to issue Qualifying Securities and/or, at our option, our Qualifying Warrants until we have raised an amount of Eligible Proceeds (as defined below) at least equal to the aggregate amount of accrued and unpaid deferred interest, including Compounded Interest, on the ICONs that will be accrued and unpaid as of the next Interest Payment Date (other than interest accruing during the final interest period of the ICONs, which can be paid from any source). Such obligation will continue until all accrued and unpaid deferred interest has been paid in full. Our obligation to use Commercially Reasonable Efforts to issue Qualifying Securities and/or, at our option, Qualifying Warrants to satisfy our obligation to pay accrued and unpaid deferred interest is subject to Market Disruption Events and the instructions or rulings of any Applicable Regulatory Authority, and does not apply on the Final Maturity Date and on the Acceleration Date of the ICONs or in the case of a Business Combination. We refer to this method of funding the payment of accrued and unpaid deferred interest as the “Alternative Payment Mechanism”.

Any accrued and unpaid deferred interest may only be satisfied to the extent, and only to the extent, of the receipt by us of Eligible Proceeds pursuant to the Alternative Payment Mechanism, except that on the Final Maturity Date and on the Acceleration Date of the ICONs and in the case of a Business Combination to the extent described above we may pay any accrued and unpaid deferred interest without regard to the source of funds. In addition, our use of other sources of funds to pay accrued and unpaid deferred interest on dates other than the Final Maturity Date and Acceleration Date would not, by itself, be an event of default under the subordinated indenture that would permit the trustee or the holders of the ICONs to accelerate the ICONs. Any accrued and unpaid deferred interest will in all events be due and payable on the Maturity Date of the ICONs, except for Foregone Interest (as defined below) if certain events of bankruptcy, insolvency or receivership, whether voluntary or not, occur prior to the maturity or redemption of the ICONs. See “—Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership”.

The sale of Qualifying Warrants to pay deferred interest is an option that may be exercised at our sole discretion and we will under no circumstances be obligated to sell Qualifying Warrants or to apply the proceeds of any such sale to pay deferred interest on the ICONs. No class of investors of our securities, or any other party, may require us to issue Qualifying Warrants.

The net proceeds (i) received by us from the sale of Qualifying Securities and/or, at our option, Qualifying Warrants during the 180 days prior to any Interest Payment Date as to which we are required to use the Alternative Payment Mechanism, and (ii) designated by us at or before the time of such sale as available to pay interest on the ICONs will, at the time such proceeds are delivered to the trustee to satisfy the relevant interest payment, be deemed to satisfy our obligations to pay interest on the ICONs pursuant to the Alternative Payment Mechanism.

Notwithstanding (and as a qualification to) the foregoing, under the Alternative Payment Mechanism:

•

we are not required to issue Common Stock or Qualifying Warrants prior to the fifth anniversary of the commencement of an Optional Deferral Period to the extent that the number of such shares of Common Stock and the shares underlying such Qualifying Warrants, as of the date of their issuance, would exceed 2% of the total number of issued and outstanding shares of our Common Stock as of the date of our most recent publicly available consolidated financial statements (the “Common Equity Issuance Cap”);

•

we are not permitted to issue Mandatorily Convertible Preferred Stock and Perpetual Non-cumulative Preferred Stock to the extent that the net proceeds of any issuance of Mandatorily Convertible Preferred Stock and/or Perpetual Non-cumulative Preferred Stock applied, together with the net proceeds of all prior issuances of any still-outstanding Mandatorily Convertible Preferred Stock and/or Perpetual Non-cumulative Preferred Stock applied during the current and all prior Optional Deferral Periods to pay interest on the ICONs pursuant to the Alternative Payment Mechanism, would exceed 25% of the aggregate principal amount of the ICONs initially issued under the subordinated indenture (the “Preferred Stock Issuance Cap”); and

•

we will not be obligated to sell Qualifying Warrants or to apply the proceeds of any such sale to pay deferred interest on the ICONs; however, we may, at our option, issue Qualifying Warrants and use the proceeds from such issuance to pay deferred interest on the ICONs, subject to the Common Equity Issuance Cap.

Once we reach the Common Equity Issuance Cap for an Optional Deferral Period, we will not be obligated to issue more Common Stock pursuant to the Alternative Payment Mechanism prior to the fifth anniversary of the commencement of a deferral period even if the number of outstanding shares of our Common Stock subsequently increases (although we may do so at out option). The Common Equity Issuance Cap will cease to apply with respect to an Optional Deferral Period following the fifth anniversary of the commencement of an Optional Deferral Period, at which point we must repay any deferred interest, regardless of the time at which it was deferred, using the Alternative Payment Mechanism, subject to any Market Disruption Event. In addition, if the Common Equity Issuance Cap is reached during an Optional Deferral Period and we subsequently repay all deferred interest, the Common Equity Issuance Cap will cease to apply with respect to an Optional Deferral Period at the termination of such Optional Deferral Period and will not apply again unless and until we start a new Optional Deferral Period.

As used in this section:

“Commercially Reasonable Efforts” to sell our Qualifying Securities, means commercially reasonable efforts to complete the offer and sale of our Qualifying Securities to third parties that are not our subsidiaries in public offerings or private placements, provided that we will be deemed to have made such Commercially

Reasonable Efforts during a “Market Disruption Event” regardless of whether we make any offers or sales during such Market Disruption Event. For the avoidance of doubt, we will not be considered to have made Commercially Reasonable Efforts to effect a sale of our Qualifying Securities if we determine to not pursue or complete such sale due to pricing, dividend rate, coupon or dilution considerations.

“Eligible Proceeds” means, for each relevant Interest Payment Date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) we have received during the 180-day period prior to that Interest Payment Date from the issuance or sale of Qualifying Securities (excluding sales of Mandatorily Convertible Preferred Stock and Perpetual Non-cumulative Preferred Stock in excess of the Preferred Stock Issuance Cap, as defined below) or, at our option, Qualifying Warrants, to persons that are not our subsidiaries.

“Qualifying Securities” means:

•	shares of our Common Stock, including treasury shares and shares of Common Stock sold pursuant to our employee benefit plans;

•	Mandatorily Convertible Preferred Stock; and/or

•	Perpetual Non-cumulative Preferred Stock.

“Mandatorily Convertible Preferred Stock” means cumulative or non-cumulative preferred stock with (i) no prepayment obligation on the part of the issuer thereof, whether at our election of the holders or otherwise, and (ii) a requirement that the preferred stock convert into our Common Stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock, and is subject to customary anti-dilution adjustments.

“Perpetual Non-cumulative Preferred Stock” means shares of our perpetual non-cumulative preferred stock that (i) rank pari passu with or junior to our other preferred stock then outstanding, if any, (ii) contain no remedies other than Permitted Remedies and (iii)(a) is subject to Intent-based Replacement Disclosure and has a provision that prohibits us from making any distributions thereon upon our failure to satisfy one or more financial tests set forth therein or (b) is subject to a Qualifying Replacement Capital Covenant.

“Permitted Remedies” means, with respect to any securities, one or more of the following remedies: (i) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded) and (ii) complete or partial prohibitions on the issuer paying distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Intent-based Replacement Disclosure” means that we have publicly stated our intention, either in the prospectus or other offering document under which any Perpetual Non-cumulative Preferred Stock is initially offered for sale or in filings with the SEC made by us under the Exchange Act prior to or contemporaneously with the issuance of such Perpetual Non-cumulative Preferred Stock, that we will redeem or purchase such Perpetual Non-cumulative Preferred Stock only with the proceeds of replacement capital securities that have terms and provisions at the time of redemption or purchase that are as or more equity-like than the Perpetual Non-cumulative Preferred Stock being redeemed or purchased, raised within 180 days prior to the applicable redemption or purchase date.

“Qualifying Replacement Capital Covenant” means a replacement capital covenant that is substantially similar to the Replacement Capital Covenant described in this prospectus supplement or a replacement capital covenant, as identified by our board of directors acting in good faith and in its reasonable discretion and reasonably interpreting the definitions and other terms of the Replacement Capital Covenant described in this prospectus supplement, (i) entered into by an issuer that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer from redeeming, repaying, purchasing or defeasing identified securities except to the extent of the specified percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of redemption, repayment, purchase or defeasance that are as or more equity-like than the securities then being redeemed, repaid, purchased or defeased within the 180-day period prior to the applicable redemption, repayment, purchase or defeasement date.

“Qualifying Warrants” means net share settled warrants to purchase shares of our Common Stock that have an exercise price greater than the Current Stock Market Price of our Common Stock as of their date of issuance, that we are not entitled to redeem for cash and that the holders of which are not entitled to require us to repurchase for cash in any circumstance. We intend that any Qualifying Warrant issued in accordance with the Alternative Payment Mechanism will have an exercise price at least 10% greater than the Current Stock Market Price as of its date of issuance.

The “Current Stock Market Price” of our Common Stock on any date will be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if our Common Stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which our Common Stock is traded or quoted. If our Common Stock is not either listed or quoted on any U.S. securities exchange on the relevant date, the “current market price” will be the last quoted bid price for our Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our Common Stock is not so quoted, the “current market price” will be the average of the mid-point of the last bid and ask prices for our Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Any interest payment made pursuant to the Alternative Payment Mechanism will be applied in chronological order beginning with the earliest Interest Period for which interest (including Compounded Interest) has not been paid in full and for which such interest must be paid pursuant to the Alternative Payment Mechanism.

In the event that we defer an interest payment on the ICONs and on other securities that rank equally with the ICONs and contain similar requirements to pay interest pursuant to the Alternative Payment Mechanism, we will apply any net proceeds so raised on a pro rata basis towards our obligations to pay interest on the ICONs and such equally ranking securities in proportion to the aggregate amounts that are due on the ICONs and such securities, or on such other basis as any Applicable Regulatory Authority may instruct (taking into account the availability of proceeds of securities other than the Qualifying Securities described herein to settle deferred interest under any such other securities). Notwithstanding the foregoing, a partial payment will be applied (i) only to pay current interest, to the extent that the source of such partial payment is other than proceeds from the sale of Qualifying Securities, and (ii) to optionally deferred interest payments, to the extent that the source of such partial payment is the sale of Qualifying Securities.

Market Disruption Events

For so long as a Market Disruption Event continues (but in no event beyond the tenth anniversary of the commencement of any Optional Deferral Period), we will not be required to use our Commercially Reasonable Efforts to sell Qualifying Securities as required by the Alternative Payment Mechanism in respect of any Interest Payment Date if we provide written certification to the trustee (and the trustee will promptly forward such certification upon receipt to each holder of record of ICONs) no more than 20 and no fewer than ten Business Days in advance of that Interest Payment Date certifying that:

•	a Market Disruption Event occurred during the 180-day period immediately preceding such Interest Payment Date; and

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either (a) the Market Disruption Event continued for the entire 180-day period to the Business Day immediately preceding the date on which that certification is provided or (b) the Market Disruption Event continued for only part of this period, but we were unable after using Commercially Reasonable Efforts to raise sufficient Eligible Proceeds during the rest of that period to pay all accrued and unpaid deferred interest.

Our certification of a Market Disruption Event will identify which type of Market Disruption Event has occurred with respect to the applicable Interest Payment Date, and the date(s) on which that event occurred or existed.

A “Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

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trading in securities generally on the New York Stock Exchange or any other national securities, futures or options exchange or over-the-counter market on which our Qualifying Securities are then listed or traded shall have been suspended or the settlement of such trading activity generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the SEC, by the relevant exchange or by another regulatory body or governmental authority having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our Qualifying Securities;

•

we would be required to obtain the consent or approval of our stockholders or a regulatory body (including any securities exchange) or governmental authority to issue or sell our Qualifying Securities and we fail to obtain that consent or approval notwithstanding our Commercially Reasonable Efforts to obtain that consent or approval;

•	a banking moratorium shall have been declared by the federal or state authorities of the United States such that market trading in our Qualifying Securities has been materially disrupted;

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a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States such that market trading in our Qualifying Securities has been materially disrupted;

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the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis which, in the case of any of the foregoing, has resulted in market trading in our Qualifying Securities having been materially disrupted;

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there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including as a result of terrorist activities, such that market trading in our Qualifying Securities has been materially disrupted;

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an event occurs and is continuing as a result of which the offering document for such offer and sale of our Qualifying Securities would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (a) the disclosure of that event at such time, in our reasonable judgment, would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction and we have a bona fide reason for keeping the same confidential or its disclosure would impede our ability to consummate such transaction, provided that no single suspension period described in this bullet may exceed 90 consecutive days and multiple suspension periods may not exceed an aggregate of 180 days in any 360-day period; or

•

we reasonably believe that the offering document for the offer and sale of our Qualifying Securities would not be in compliance with a rule or regulation of the SEC and we are unable to comply with such rule or regulation, or such compliance is unduly burdensome, provided that no single suspension period described in this bullet may exceed 90 consecutive days and multiple suspension periods may not exceed an aggregate of 180 days in any 360-day period.

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

The subordinated indenture provides that a holder of ICONs, by such holder’s acceptance of the ICONs, agrees that in certain events of our bankruptcy, insolvency or receivership (whether voluntary or not ) occurring prior to the maturity or redemption of any ICONs such holder of ICONs will have no claim for, and thus no right to receive, deferred and unpaid interest (including Compounded Interest) that has not been settled through the application of the Alternative Payment Mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including Compounded Interest with respect to the first two years of such accumulated and unpaid interest) on such holder’s ICONs. We refer to the unpaid interest for which the holder has no claim pursuant to the limitations described in this paragraph as “Foregone Interest”.

Limitation on Liens

The provisions of the subordinated indenture relating to the prohibition of liens on stock of Standard Insurance Company will apply to the ICONs. You should refer to the description of these provisions under “Description of Debt Securities— Certain Covenants of StanCorp” in the accompanying base prospectus.

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

The provisions of the subordinated indenture relating to our possible consolidation, merger, conveyance, sale of assets and other transfers will apply to the ICONs. You should refer to the description of these provisions under “Description of Debt Securities—Consolidation, Merger and Sale” in the accompanying base prospectus.

Ranking of the ICONs

The payment of principal of and interest on the ICONs, to the extent provided in the subordinated indenture, will be subordinated to the prior payment in full of all of our present and future Senior Indebtedness (including any trust preferred securities of statutory trusts and related securities), as defined below.

Subject to the qualifications described below, the term “Senior Indebtedness” includes principal of, and interest and premium, if any, on, and any other amounts payable in respect of, the following:

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all of our indebtedness, whether outstanding on the date of the initial issuance of the ICONs or thereafter created, incurred or assumed, which is for money borrowed (including trust preferred securities of statutory trusts and related subordinated debentures and guarantees issued under the subordinated indenture), or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•	all obligations issued or assumed by us as the deferred purchase price of property, all of our conditional sale obligations, and all hedging agreements and agreements of a similar nature;

•	all of our obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

•	any indebtedness of others of the kinds described in the first bullet point above for the payment of which we are responsible or liable as guarantor or otherwise;

•	amendments, modifications, renewals, extensions, deferrals and refundings of any of the above types of indebtedness; and

•	fees owing to the trustee under the subordinated indenture.

The Senior Indebtedness will continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness. Notwithstanding anything to the contrary in the foregoing, “Senior Indebtedness” will not include (1) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (i.e., trade accounts payable), which will rank equally in right of payment and upon liquidation with the ICONs, (2) any indebtedness which by its terms ranks equally with or is subordinated to the ICONs in right of payment or upon liquidation, (3) indebtedness owed by us to our subsidiaries, which also will rank equally in right of payment and upon liquidation to the ICONs, and (4) any liability for Federal, state, local or other taxes owed or owing by us or by our subsidiaries.

No direct or indirect payment, in cash, property or securities, by set-off or otherwise, may be made or agreed to be made on account of the ICONs including in respect of any repayment, redemption, retirement, purchase or other acquisition of the ICONs, if:

•	we default in the payment of any principal, or premium, if any, or interest on any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•

an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity and written notice of such event of default, requesting that payments on the ICONs cease, is given to us by any holder of Senior Indebtedness, unless and until such event of default has been cured or waived or ceases to exist.

All present and future Senior Indebtedness, which will include interest accruing after the commencement of any proceeding, assignment or marshaling of assets described below, will first be paid in full before any payment, whether in cash, securities or other property, will be made by us on account of the ICONs in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

•	any proceeding for our liquidation, dissolution or other winding-up, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets.

In any such event, payments that would otherwise be made on the ICONs will generally be paid to the holders of Senior Indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the Senior Indebtedness is paid in full. If the payments on the ICONs are in the form of our securities or those of any other corporation under a plan of reorganization or readjustment and are subordinated to outstanding Senior Indebtedness and to any securities issued with respect to such Senior Indebtedness under a plan of reorganization or readjustment, they will be made to the holders of Senior Indebtedness and then, if any amounts remain, to the holders of the ICONs. No present or future holder of any Senior Indebtedness will be prejudiced in the right to enforce the subordination of the ICONs by any act or failure to act on our part.

In the event that, notwithstanding any of the foregoing prohibitions, the trustee or the holders of the ICONs receive or hold any payment on account of or in respect of the ICONs at a time when a responsible officer of the trustee or such holder has actual knowledge that such payment should not have been made to it, the trustee or such holder, as the case may be, will hold such payment in trust for the benefit of, and, upon written request, will pay it over to, the holders of the Senior Indebtedness or their agents or representatives, for application to the payment of all principal, premium, if any, and interest or any other amounts then payable with respect to any Senior Indebtedness.

Senior indebtedness will only be deemed to have been paid in full if the holders of such Senior Indebtedness have received cash, securities or other property which is equal to the amount of the outstanding Senior Indebtedness.

After payment in full of all present and future Senior Indebtedness, holders of the ICONs will be subrogated to the rights of any holders of Senior Indebtedness to receive any further payments that are applicable to the Senior Indebtedness until all the ICONs are paid in full. In matters between holders of the ICONs and any other type of our creditors, any payments that would otherwise be paid to holders of Senior Indebtedness and that are made to holders of the ICONs because of this subrogation will be deemed a payment by us on account of Senior Indebtedness and not on account of the ICONs.

Moreover, the subordinated indenture provides that a holder of ICONs, by such holder’s acceptance of the ICONs, agrees that in certain events of our bankruptcy, insolvency or receivership prior to the maturity or redemption of any ICONs, whether voluntary or not, such holder of ICONs will have no claim for, and thus no right to receive, interest (including Compounded Interest) that has not been settled through the application of the Alternative Payment Mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including Compounded Interest on such two years’ worth of interest) on such holder’s ICONs.

The subordinated indenture places no limitation on the amount of additional Senior Indebtedness that we may incur. We expect to incur from time to time additional Senior Indebtedness.

In addition to the contractual subordination provisions described above, the rights of the holders of the ICONs will be structurally subordinated to all existing and future obligations of our subsidiaries, as we are a holding company and our assets primarily consist of the equity securities of our subsidiaries. As a result, we rely primarily on dividends or other payments from our direct and indirect operating subsidiaries, which generally are regulated insurance companies, to pay principal and interest on our outstanding debt obligations, and to make dividend distributions on our capital stock. Regulatory rules will, and certain covenants contained in various debt agreements may, restrict our ability to withdraw capital from our subsidiaries by dividends, loans or other payments.

Due to the subordination provisions described above, in the event of our insolvency, funds which we would otherwise use to pay the holders of the ICONs would be used to pay the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full. As a result of these payments, our general creditors may recover less, ratably, than the holders of our Senior Indebtedness and these general creditors may recover more, ratably, than the holders of the ICONs.

At March 31, 2007, we had approximately $270 million of indebtedness and other obligations outstanding on an unconsolidated basis and our subsidiaries had outstanding $3,001.5 million of total liabilities, including liabilities to policyholders and contractholders and including $13.8 million of debt (but excluding reserves and intercompany liabilities), all of which will be senior in priority to the ICONs. In addition, the ICONs will be effectively subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations, including obligations to policyholders and contractholders.

Redemption

Subject to the provisions described under “Description of the Replacement Capital Covenant”, we may redeem the ICONs before their maturity on any Interest Payment Date:

•	in whole or in part, on one or more occasions at any time on or after June 1, 2017, at a cash redemption price equal to the Par Redemption Amount;

•

in whole or in part, on one or more occasions at any time prior to June 1, 2017, in cases not involving a “Tax Event” or “Rating Agency Event”, at a cash redemption price equal to the greater of (i) the Par Redemption Amount and (ii) the Make-whole Redemption Amount (as defined below);

•	in whole, but not in part, at any time prior to June 1, 2017 and within 180 days after the occurrence of a “Tax Event”, at a cash redemption price equal to the Par Redemption Amount; or

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in whole, but not in part, at any time prior to June 1, 2017 and within 180 days after the occurrence of a “Rating Agency Event” at a cash redemption price equal to the greater of 100% of their principal amount or the Special Event Make-whole Redemption Amount (as defined below).

As used in this section:

“Par Redemption Amount” means a cash redemption price of 100% of the principal amount of the ICONs to be redeemed, plus accrued and unpaid interest, together with any Compounded Interest, to the extent permitted by law, on such ICONs to the redemption date.

“Make-whole Redemption Amount” means the sum, as calculated by the Premium Calculation Agent (as defined below), of the present values of the remaining scheduled payments of principal (discounted from June 1, 2017) and interest that would have been payable to and including June 1, 2017 (discounted from their respective Interest Payment Dates) on the ICONs to be redeemed (not including any portion of such payments of interest accrued to the redemption date) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury rate plus 30 basis points; plus accrued and unpaid interest, together with any Compounded Interest, on the principal amount of the ICONs being redeemed to the redemption date.

“Special Event Make-whole Redemption Amount” means the sum, as calculated by the Premium Calculation Agent, of the present values of the remaining scheduled payments of principal (discounted from June 1, 2017) and interest that would have been payable to and including June 1, 2017 (discounted from their respective Interest Payment Dates) on the ICONs to be redeemed (not including any portion of such payments of interest accrued to the redemption date) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury rate plus 50 basis points; plus accrued and unpaid interest, together with any Compounded Interest, on the principal amount of the ICONs being redeemed to the redemption date.

For purposes of the preceding definitions:

•

“Treasury rate” means, with respect to any date of redemption, the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated H. 15(519) or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption Treasury Constant Maturities, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption. The Treasury rate will be calculated on the third Business Day preceding the redemption date.

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“Premium Calculation Agent” means U.S. Bank National Association, or any other firm appointed by us or, if that firm is unwilling or unable to select the Comparable Treasury Issue or calculate the Make-whole Redemption Amount or Special Event Make-whole Redemption Amount, an investment banking institution of national standing appointed by us.

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“Comparable Treasury Issue” means the U.S. Treasury security selected by the Premium Calculation Agent as having a maturity comparable to the term remaining from the early redemption date to June 1, 2017 (the “remaining life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable term.

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“Comparable Treasury Price” means, with respect to an early redemption date (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Premium Calculation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

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“Reference Treasury Dealer” means Merrill Lynch & Co. and its successors, provided, however, that if the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”) we will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealers selected by the Premium Calculation Agent after consultation with us.

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“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any early redemption date, the average, as determined by the Premium Calculation Agent, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Premium Calculation Agent at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Tax Event” means the receipt by us of an opinion of counsel, rendered by a law firm with experience in such matters, to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any official administrative pronouncement (including a private letter ruling, technical advice memorandum or similar pronouncement) or judicial decision interpreting or applying such laws or regulations, or (c) a threatened challenge asserted in connection with an audit of us or any of our subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the ICONs, which amendment or change is enacted or effective or which pronouncement or decision is announced or which challenge becomes publicly known on or after the date of initial issuance of the ICONs, there is more than an insubstantial increase in the risk that interest accruing or payable by us on the ICONs is not or, at any time subsequent to our receipt of such opinion, will not be, wholly deductible by us for U.S. Federal income tax purposes.

“Rating Agency Event” means a change by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Exchange Act that currently publishes a rating for us (a “Rating Agency”) to its equity credit criteria for securities such as the ICONs, as such criteria is in effect on the date of this prospectus supplement (the “Current Criteria”), which change results in (i) the length of time for which such current equity credit is scheduled to be in effect is shortened with respect to the ICONs, or (ii) a lower equity credit being given to the ICONs as of the date of such change than the equity credit that would have been assigned to the ICONs as of the date of such change by such Rating Agency pursuant to its Current Criteria.

With respect to any redemption of ICONs as a result of a Tax Event or a Rating Agency Event, the date fixed for such redemption will be within 180 days following the occurrence of the Tax Event or Rating Agency Event, as applicable; provided, however, that if at that time we are able to eliminate, within the 180-day period, the Tax Event or the Rating Agency Event by taking some ministerial action (such as making an election or filing a form) that has no adverse effect on us or the holders of the ICONs, we will pursue such action in lieu of redemption. We will have no right or obligation to redeem the ICONs while we are pursuing such measure.

We will mail, or cause the trustee to mail, notice of every redemption of ICONs by first class mail, postage prepaid, addressed to the holders of record of the ICONs to be redeemed at their respective last addresses appearing on the register. Such mailing will be not less than 15 days and not more than 30 days before the date fixed for redemption (each, a “Notice Date”). Any notice mailed as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing of such notice, to any holder of ICONs designated for redemption will not affect the redemption of any other ICONs. Each notice will state (i) the redemption date; (ii) the redemption price; (iii) that the ICONs are being redeemed pursuant to the subordinated indenture or the terms of the ICONs together with the facts permitting such redemption; (iv) if less than all outstanding ICONs are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular ICONs to be redeemed; (v) the place or places where the ICONs are to be redeemed; and (vi) that interest on the ICONs to be redeemed will cease to accrue on the redemption date.

Any ICONs to be redeemed pursuant to the aforementioned notice will, on the date fixed for redemption, become due and payable at the redemption price. From and after such date such ICONs will cease to bear interest. Upon surrender of any such ICONs for redemption in accordance with said notice, such ICONs will be paid by us at the redemption price, subject to certain conditions. If any ICONs called for redemption are not so paid upon surrender thereof for redemption, the redemption price will, until paid, bear interest from the redemption date at the rate prescribed therefor in the ICONs. Any ICONs redeemed only in part will be surrendered in accordance with the provisions of the subordinated indenture. In exchange for the unredeemed portion of such surrendered ICONs, new ICONs in an aggregate principal amount equal to the unredeemed portion will be issued.

Subordinated Indenture Events of Default

An event of default with respect to the ICONs means:

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default in the payment of interest (including Compounded Interest) in full on any ICONs for a period of 30 days after the conclusion of a period of ten consecutive years following the commencement of any Optional Deferral Period or on the Maturity Date;

•	default in the payment of the principal of, or premium, if any, on the ICONs when due; or

•	certain events of bankruptcy, insolvency or receivership involving StanCorp Financial Group, Inc., whether voluntary or not.

Subordinated indenture events of default with respect to the ICONs, which replace the events of default described in “Description of Debt Securities— Events of Default” in the accompanying base prospectus, do not include failure to comply with or breach of our other covenants in the subordinated indenture with respect to the ICONs (an “Other Covenant Default”), including the covenant to use our Commercially Reasonable Efforts to sell our Qualifying Securities through the Alternative Payment Mechanism as described herein. Accordingly, an Other Covenant Default will not result in the acceleration of payment of the ICONs. Although an Other Covenant Default will not constitute an event of default, it will otherwise constitute a default under the subordinated indenture and could give rise to a claim against us relating to the specific breach; however, the remedy of holders of the ICONs may be limited to direct monetary damages (if any). An Other Covenant Default will only give rise to possible remedies if it continues for 90 days after delivery of specified notice.

Holders of the ICONs may not themselves institute a proceeding against us on account of an Other Covenant Default unless, among other things, the trustee fails to institute such a proceeding, subject to the terms of the subordinated indenture. However, the holders of 25% in principal amount of the ICONs may direct the trustee to bring such a proceeding if an Other Covenant Default continues for a period of 90 days after delivery of specified notice to us from the trustee or to us and the trustee from the holders of a majority in principal amount of the ICONs, subject to the terms of the subordinated indenture. Except with respect to covenants relating to our obligation to file periodic or other reports and an annual statement with respect to subordinated indenture defaults, the subordinated indenture will not require the trustee to take any action in case of an Other Covenant Default (other than to give notice of such Other Covenant Default to the holders of the ICONs under certain circumstances, as described below) unless so directed by the holders of the ICONs. In the case of an Other Covenant Default resulting from our failure or breach in regard to our obligation under the subordinated indenture to file periodic or other reports or the annual statement with respect to defaults, such Other Covenant Default, after its continuance for 90 days after delivery of such specified notice, will be treated under the subordinated indenture as if it were an event of default with respect to the ICONs, and the trustee will have all of the rights, duties and obligations, and the holders of the ICONs will have all of the rights, in respect of such Other Covenant Default as if such Other Covenant Default were such an event of default, except that there will be no right to accelerate the payment of the ICONs.

The subordinated indenture provides, as to both events of default and Other Covenant Defaults, that holders of the ICONs only have the right to institute a direct action against us upon compliance with certain conditions specified in the subordinated indenture. These conditions include, among other things, prior notice by the requisite percentage of holders of the ICONs, offer of indemnification to the trustee, and failure of the trustee to act for 60 days.

Within 90 days after a default, the trustee must give to the holders of the ICONs notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the trustee may withhold such notice if it determines that such withholding is in the interest of such holders.

If an event of default occurs in respect of any outstanding ICONs, the trustee or the holders of at least 25% in principal amount of the outstanding ICONs may declare the principal amount, premium, if any, and all accrued and unpaid interest (other than Foregone Interest in case of certain events of bankruptcy, insolvency or receivership, whether voluntary or not) to be due and payable immediately by written notice thereof to us, and to the trustee if given by the holders of the ICONs, subject to the terms of the subordinated indenture; provided that, in the case of an event of default involving certain events of bankruptcy, insolvency or reorganization, acceleration will be automatic. However, the payment of principal, premium, if any, and interest on the ICONs will remain subordinated to the extent provided in the subordinated indenture. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the ICONs may, subject to specified conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or premium, if any, or interest on the ICONs have been cured or waived as provided in the subordinated indenture.

Defeasance and Discharge

The discharge, defeasance and covenant defeasance provisions of the subordinated indenture will apply to the ICONs. You should refer to the description of these provisions under “Description of Debt Securities—Defeasance and Discharge” in the accompanying base prospectus; provided, that any defeasance of the ICONs will be subject to the replacement capital covenant described under “Description of the Replacement Capital Covenant” in this prospectus supplement. For the avoidance of doubt, any reference in the section of this prospectus supplement under the heading “Description of the Replacement Capital Covenant” to any repayment of our securities will be deemed to include a reference to defeasance of our obligations under such securities.

Modification of Subordinated Indenture

The modification provisions of the subordinated indenture will apply to the ICONs. You should refer to the description of these provisions under “Description of Debt Securities— Modification of the Indenture” and “—Events of Default” in the accompanying base prospectus.

Governing Law

The subordinated indenture and the ICONs will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry System

Upon issuance, the ICONs will be represented by one or more fully registered global certificates, each of which we refer to as a global security. Each such global security will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of DTC or a nominee thereof. Initial settlement for the ICONs will be made in same day funds. Secondary market trading between DTC Participants (as defined below) will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the ICONs. Unless and until it is exchanged in whole or in part for ICONs in definitive form, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Beneficial interests in the ICONs will be represented through book-entry accounts of financial institutions acting on behalf of Beneficial Owners as Direct and Indirect Participants (as such terms are defined below) in DTC. Investors may elect to hold interests in the global securities through either DTC (in the United States), or Clearstream Luxembourg or Euroclear if investors are participants in those systems, or, indirectly through organizations that are participants in those systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants in Clearstream Luxembourg’s and Euroclear’s names, as the case may be, on the books of their respective depositaries, which in turn will hold such interests in the applicable depositary’s names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream Luxembourg and JPMorgan Chase Bank acts as U.S. depositary for Euroclear (the “U.S. Depositaries”).

So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the ICONs represented by such junior global security for all purposes under the subordinated indenture. Except as provided below, the actual owners of the ICONs represented by an ICON (the “Beneficial Owner”) will not be entitled to have the ICONs represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of the ICONs in definitive form and will not be considered the owners or holders thereof under the subordinated indenture.

Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a Participant of DTC, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of the ICONs under the subordinated indenture. We understand that under existing industry practices, in the event that we request any action of holders of the ICONs or that an owner of a beneficial interest that a holder is entitled to give or take under the subordinated indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the ICONs. The ICONs will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One or more global securities will initially represent the ICONs and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC (“Direct Participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”, and together with Direct Participants, “Participants”). The rules applicable to DTC and its Participants are on file with the SEC.

Purchases of the ICONs under DTC’s system must be made by or through Direct Participants, which will receive a credit for the ICONs on DTC’s records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the ICONs are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial owners will not receive certificates representing their ownership interests in the ICONs, except in the limited circumstances that may be provided in the subordinated indenture.

To facilitate subsequent transfers, all ICONs deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the ICONs with DTC and their registration in the name of Cede & Co. effect no change in Beneficial Ownership. DTC has no knowledge of the actual Beneficial Owners of the ICONs. DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the ICONs. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments on the ICONs will be made in immediately available funds to DTC. DTC’s practice is to credit Direct Participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date.

Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such Participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of Beneficial Owners is our responsibility or the responsibility of the applicable agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

DTC may discontinue providing its services as securities depositary with respect to the ICONs at any time by giving us or the applicable agent reasonable notice. Under such circumstances, in the event that a successor securities depositary is not obtained, offered security certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, offered security certificates will be printed and delivered.

About the Trustee

U.S. Bank National Association is the trustee under the subordinated indenture and will be the principal paying agent, Calculation Agent and registrar for the ICONs. We have entered, and from time to time may continue to enter, into banking or other relationships with U.S. Bank National Association or its affiliates.

The trustee may resign or be removed with respect to one or more series of debt securities under the subordinated indenture, and a successor trustee may be appointed to act with respect to such series.

The trustee has not reviewed or participated in the preparation of this prospectus supplement and assumes no responsibility for the nature, contents, accuracy or completeness of the information set forth in this prospectus supplement or for the recitals contained in the subordinated indenture or the ICONs, or for the validity, sufficiency, or legal effect of any of such documents. The trustee has no oversight responsibility, and is not accountable, for the use or application by the Company of any of the ICONs authenticated or delivered pursuant to the subordinated indenture or for the use or application of the proceeds of such ICONs by the Company. The trustee has not evaluated the risks, benefits, or propriety of any investment in the ICONs and makes no representation, and has reached no conclusions, regarding the value or condition of any assets pledged or assigned as security for the ICONs, or the investment quality of the ICONs, about all of which the trustee expresses no opinion and expressly disclaims the expertise to evaluate.

The address for the trustee’s Corporate Trust Office is U.S. Bank National Association, 60 Livingston Avenue, St. Paul, Minnesota 55101.

DESCRIPTION OF THE REPLACEMENT CAPITAL COVENANT

We have summarized below certain terms of the Replacement Capital Covenant. This summary is not a complete description of the Replacement Capital Covenant and is qualified in its entirety by the terms and provisions of the full document. For more information, we refer you to the Replacement Capital Covenant, which we will file as an exhibit to a current report on Form 8-K.

Around the time of the initial issuance of the ICONs, we will enter into a Replacement Capital Covenant in which we will covenant for the benefit of holders of a designated series of our indebtedness (which will initially be our outstanding 6.875% Senior Notes due 2012), that we will not repay, redeem or purchase the ICONs on or before June 1, 2047, unless, subject to certain limitations, during the 180 days prior to the date of that repayment, redemption or purchase we have received sufficient proceeds from the sale of specified securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the ICONs at that time, including common stock, warrants, mandatory convertible preferred stock, debt exchangeable for equity, qualifying non-cumulative perpetual preferred stock and qualifying capital securities.

Our covenants in the Replacement Capital Covenant run only to the benefit of holders of the designated series of our long-term indebtedness. The Replacement Capital Covenant is not intended for the benefit of holders of the ICONs and may not be enforced by them, and the Replacement Capital Covenant is not a term of the subordinated indenture or the ICONs.

Our ability to raise proceeds from qualifying securities during the six months prior to a proposed redemption or purchase of the ICONs will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those qualifying securities.

The Replacement Capital Covenant may be terminated if the holders of at least a majority by principal amount of the then-existing covered debt consent or agree in writing to terminate the Replacement Capital Covenant and the obligations of the Company thereunder, or if we no longer have outstanding any indebtedness that qualifies as covered debt, and will be terminated on June 1, 2047 or, if earlier, when all of the ICONs have been paid, redeemed or purchased in full.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain United States federal income tax consequences of the purchase, ownership, and disposition of the ICONs by an initial purchaser of the ICONs upon their original issuance for their “issue price,” which will equal the first price at which a substantial amount of the ICONs are sold to the public. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and subject to change or differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those discussed below. This summary does not discuss all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, such as ICONs held by investors subject to special tax rules (e.g., banks, insurance companies, tax-exempt organizations, financial institutions, regulated investment companies, common trust funds, entities that are treated for United States federal income tax purposes as partnerships or other pass-through entities, persons subject to alternative minimum tax, broker-dealers, expatriates, controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid United States federal income tax) or to persons that will hold the ICONs as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes or U.S. Holders (as defined below) that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any foreign, state, or local tax considerations. This summary assumes that investors will hold their ICONs as “capital assets” for purposes of the Code. Each prospective investor is urged to consult the investor’s tax advisor regarding the United States federal, state, local, and foreign income and other tax consequences of the purchase, ownership, and disposition of the ICONs.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of ICONs that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity subject to tax as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or (B) that has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person. A beneficial owner of ICONs that is not a U.S. Holder and is not an entity treated as a partnership for United States federal income tax purposes is referred to herein as a “Non-U.S. Holder.”

This summary does not address the tax consequences to a beneficial owner of ICONs that is an entity treated as a partnership for United States federal income tax purposes or to the partners in the partnership. The tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A holder of ICONs that is a partnership and the partners in that partnership should consult their tax advisors about the United States federal income tax consequences of purchase, ownership, and disposition of ICONs.

Classification of the ICONs

In connection with the issuance of the ICONs, Stoel Rives LLP, counsel to StanCorp, will render its opinion to StanCorp generally to the effect that, although there is no authority directly on point and the matter is not free from doubt, under then current law and assuming full compliance with relevant documents, and based on the facts and assumptions contained in the opinion, the ICONs will be classified for United States federal income tax purposes as indebtedness of StanCorp. Each holder of the ICONs will agree to treat the ICONs as indebtedness of StanCorp for United States federal income tax purposes. The remainder of this discussion assumes that the classification of the ICONs as indebtedness will be respected for United States federal income tax purposes.

U.S. Holders

Interest Income and Original Issue Discount

Applicable Treasury regulations provide that a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount (“OID”). As of the date of this prospectus supplement, StanCorp believes that the likelihood of its exercising its option to defer payments is remote within the meaning of the Treasury regulations. Accordingly, although the matter is not free from doubt, based on StanCorp’s belief, the ICONs will not be considered to be issued with OID at the time of their original issuance. In that case, a U.S. Holder of ICONs should include in gross income the stated interest on its ICONs in accordance with its method of tax accounting.

Pursuant to the applicable Treasury regulations, if the likelihood of exercise of the option to defer any payment of interest being exercised were determined not to be “remote,” or if StanCorp actually exercised the option, the ICONs would be treated as having been issued with OID at the time of issuance or at the time of the option exercise, as the case may be. All stated interest on the ICONs would thereafter be treated as OID as long as the ICONs remained outstanding. In such event, all of a U.S. Holder’s taxable interest income relating to the ICONs would constitute OID that would be includible in gross income on an economic accrual basis, generally before the receipt of cash attributable to the interest, regardless of the U.S. Holder’s method of tax accounting, and actual payments of stated interest would not be includible in gross income. Consequently, during a deferral period, a U.S. Holder of ICONs would be required to include OID in gross income even though StanCorp would not make any actual cash payments.

No rulings or other interpretations have been issued by the Internal Revenue Service addressing the meaning of the term “remote” as used in the applicable Treasury regulations, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Sales or Redemption of ICONs

Upon sale, exchange, redemption or other taxable disposition (collectively, a “disposition”) of ICONs, a U.S. Holder will be considered to have disposed of all or part of its ICONs. Such U.S. Holder will recognize gain or loss equal to the difference between its adjusted tax basis in the ICONs and the amount realized on the disposition of such ICONs. For these purposes, the amount realized does not include any amount attributable to accrued interest not previously included in the U.S. Holder’s gross income, which will be taxed as described above under “Interest Income and Original Issue Discount.” Assuming that StanCorp does not exercise its option to defer payment of interest on the ICONs and that the ICONs are not deemed to be issued with OID, a U.S. Holder’s adjusted tax basis in the ICONs generally will be its initial purchase price. If the ICONs are deemed to be issued with OID, a U.S. Holder’s tax basis in the ICONs generally will be its initial purchase price, increased by OID previously includible in such U.S. Holder’s gross income to the date of disposition and decreased by payments of interest or other payments received on the ICONs since and including the date that the ICONs were deemed to be issued with OID. Any gain or loss on a disposition of the ICONs generally will be capital gain or loss, except to the extent of any accrued interest relating to such U.S. Holder’s ICONs that is required to be included in income (as described above), and generally will be a long-term capital gain or loss if the ICONs have been held for more than one year.

Should StanCorp exercise its option to defer payment of interest on the ICONs, the ICONs may trade at a price that does not fully reflect the accrued but unpaid interest relating to the ICONs. In the event of such a deferral, a U.S. Holder that disposes of its ICONs between record dates for payments of interest will be required to include in income as ordinary income accrued but unpaid interest on the ICONs to the date of disposition and to add such amount to its adjusted tax basis of the ICONs. To the extent the selling price is less than the holder’s adjusted tax basis, the holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.

In the circumstances described in this prospectus supplement, the ICONs may be redeemed by StanCorp for cash. Pursuant to current law, a cash redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed ICONs. Accordingly, a U.S. Holder would recognize gain or loss as if it had sold the redeemed ICONs for cash.

Non-U.S. Holders

Withholding of United States federal income tax will not apply to interest payments or OID on ICONs to a Non-U.S. Holder if:

•

the Non-U.S. Holder is not engaged in a trade or business in the United States (or, if certain tax treaties apply, the payment is not attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States);

•	the Non-U.S. Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of StanCorp entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation that is related to StanCorp through stock ownership;

•	the Non-U.S. Holder is not a bank that acquired the ICONs in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•

the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a Non-U.S. Holder in compliance with applicable requirements; and

•	neither StanCorp nor its paying agent has actual knowledge or reason to know that the beneficial owner of the ICONs is a U.S. Holder.

If a Non-U.S. Holder is engaged in a trade or business in the United States (and, if certain tax treaties apply, if the Non-U.S. Holder maintains a permanent establishment within the United States) and the interest on the ICONs is effectively connected with the conduct of that trade or business (and, if certain tax treaties apply, attributable to that permanent establishment), such Non-U.S. Holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if the Non-U.S. Holder were a U.S. Holder. In addition, a Non-U.S. Holder that is a foreign corporation engaged in a trade or business in the United States may be subject to a 30 percent (or, if certain tax treaties apply, such lower rates as provided) branch profits tax.

Any gain realized on the disposition of ICONs by a Non-U.S. Holder generally will not be subject to United States federal income tax unless:

•

that gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States); or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

UNDERWRITING

The information in this section adds to the information in the “Plan of Distribution” section of the accompanying prospectus. Please read these two sections together.

We intend to offer the ICONs through the underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative of the underwriters named below. Subject to the terms and conditions contained in a purchase agreement between us and the underwriters, we have agreed to sell to the underwriters and the underwriters severally have agreed to purchase from us, the principal amount of the ICONs listed opposite their names below.

Underwriter	Principal Amount
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	$255,000,000
Wells Fargo Securities, LLC	15,000,000
Piper Jaffray & Co.	15,000,000
Goldman, Sachs & Co.	15,000,000

Total	$300,000,000

The underwriters have agreed to purchase all of the ICONs sold pursuant to the purchase agreement if any of these ICONs are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the ICONs, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the ICONs, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters have advised us that they propose initially to offer the ICONs to the public at the public offering price on the cover page of this prospectus. After the initial public offering, the public offering price, concession and discount may be changed.

The expenses of the offering, not including the underwriting discount, are estimated to be $0.8 million and are payable by us. The underwriters have agreed to reimburse us for all or substantially all of these expenses.

No Issuance of Similar Securities

We have agreed, with exceptions, not to issue any debt securities in the capital markets, either directly or through any of our subsidiaries, including hybrid securities similar to the ICONs, for 30 days after the date of this prospectus supplement without first obtaining the written consent of Merrill Lynch. This lockup provision applies to the issuance of debt securities, including hybrid securities similar to the ICONs, and to any securities convertible into or exercisable or exchangeable for such debt securities.

New Issue of Securities

The ICONs are a new issue of securities with no established trading market. We do not intend to apply for listing of the ICONs on any national securities exchange or for quotation of the ICONs on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the ICONs after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the ICONs or that an active public market for the ICONs will develop. If an active public trading market for the ICONs does not develop, the market price and liquidity of the ICONs may be adversely affected.

Price Stabilization and Short Positions

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the ICONs. Such transactions consist of bids or purchases to peg, fix or maintain the price of the ICONs. If the underwriters create a short position in the ICONs in connection with the offering, i.e., if they sell more ICONs than are on the cover page of this prospectus, the underwriters may reduce that short position by purchasing ICONs in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the ICONs. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

LEGAL MATTERS

The due authorization, execution, delivery and enforceability of the ICONs and the enforceability of the Replacement Capital Covenant will be passed upon for StanCorp by Stoel Rives LLP. Certain legal matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$1,000,000,000

STANCORP FINANCIAL GROUP, INC.

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

We may offer and sell from time to time senior debt securities, subordinated debt securities, common stock, preferred stock or warrants. We will provide specific terms of the offering and sale of these securities in supplements to this prospectus. These terms will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, and the agents, dealers or underwriters, if any, to be used in connection with the sale of these securities. You should read this prospectus and any supplement carefully before you invest.

Our common stock is traded on the New York Stock Exchange under the symbol “SFG.” Our principal executive offices are located at 1100 SW Sixth Avenue, Portland, Oregon 97204 and our telephone number is (971) 321-7097.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement relating to the securities offered.

The date of this prospectus is July 23, 2002.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or the applicable prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $1,000,000,000. We may offer any of the following securities: senior debt securities, subordinated debt securities, common stock, preferred stock and warrants.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

As used in this prospectus, “StanCorp,” “we,” “us,” and “our” refer to StanCorp Financial Group, Inc. and its subsidiaries, unless the context otherwise requires.

THE COMPANY

StanCorp was incorporated under the laws of Oregon in 1998 as a parent holding company. Our significant subsidiaries include Standard Insurance Company (“Standard”); The Standard Life Insurance Company of New York; StanCorp Mortgage Investors, LLC (“StanCorp Mortgage Investors”); and StanCorp Investment Advisers, Inc. We are based in Portland, Oregon, and through our subsidiaries have operations throughout the United States.

Our largest subsidiary, Standard, underwrites group and individual disability and annuity products, and life and dental insurance for groups. Standard, founded in 1906, is domiciled in Oregon and licensed in 49 states, the District of Columbia and the U.S. Territory of Guam. Standard is an admitted reinsurer in the state of New York. The Standard Life Insurance Company of New York was organized in 2000, and is licensed to provide long term and short term disability, life, and accidental death and dismemberment insurance for groups in New York. The Standard is a service mark of StanCorp and its subsidiaries and is used as a brand mark and marketing name by Standard and The Standard Life Insurance Company of New York. We now have the authority to underwrite insurance products in all 50 states.

Our other subsidiaries provide complementary financial and management services. StanCorp Mortgage Investors has developed recognized expertise in originating, underwriting and servicing small commercial mortgage loans for the investment portfolios of the insurance subsidiaries, as well as generating fee income from the origination and servicing of commercial mortgage loans sold to institutional investors. StanCorp Mortgage Investors began operations in 1996 and, as of March 31, 2002, was servicing $2.04 billion in mortgage loans for subsidiaries of StanCorp and $519.4 million in mortgage loans for other institutional investors. StanCorp Investment Advisers, Inc. is an SEC registered investment adviser providing performance analysis, fund selection support and model portfolios to our retirement plan clients.

For additional information concerning our business and affairs, including our capital requirements and external financing plans, pending legal and regulatory proceedings, and descriptions of certain laws and regulations to which we are subject, prospective purchasers should refer to the documents incorporated by reference that are listed under the caption “Where You Can Find More Information.”

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds we receive from the sale of securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include additions to working capital or the financing of possible acquisitions.

The net proceeds may be invested temporarily until they are used for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges:

	Years Ended December 31,					Three Months Ended March 31,
	1997	1998	1999	2000	2001	2001	2002
Ratio of earnings to fixed charges	54.3x	56.2x	57.9x	33.9x	39.3x	40.7x	46.2x

For the purpose of computing the ratio of earnings to fixed charges:

Earnings are defined as:

•	income from continuing operations before income taxes;

•	plus fixed charges; and

•	less capitalized interest.

Fixed charges are defined as the sum of the following:

•	interest, including capitalized interest, on all indebtedness;

•	amortization of debt issuance cost; and

•	that portion of rental expense which we believe to be representative of an interest factor.

We had no shares of preferred stock outstanding for any period presented. As a result, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, we are authorized to issue up to 300,000,000 shares of common stock and 100,000,000 shares of preferred stock. As of June 30, 2002, we had 29,725,464 shares of common stock and no shares of preferred stock outstanding. We have reserved 500,000 shares of preferred stock for issuance as Series A Preferred Shares under our shareholder rights plan as described below.

The following is a summary of the key terms and provisions of our equity securities. You should refer to the applicable provisions of our articles of incorporation, bylaws, the Oregon Business Corporation Act and the documents we have incorporated by reference for a complete statement of the terms and rights of our capital stock.

Common Stock

Voting Rights. Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock pursuant to applicable law or the provision of the articles of amendment creating that series, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.

Dividends. Dividends may be paid to the holders of common stock when, as and if declared by the board of directors out of funds legally available for their payment, subject to the rights of holders of any preferred stock. Beginning in 2002, our board of directors approved paying annual, rather than quarterly, dividends to shareholders. The declaration and payment of dividends in the future is subject to the discretion of the board of directors and it is anticipated that annual dividends will be paid in December of each year depending on our financial position, results of operations, cash requirements, future prospects, regulatory restrictions on the payment of dividends by Standard and the ability of our insurance subsidiaries to maintain adequate capital and other factors deemed relevant by the board of directors.

Rights upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally, in proportion to the number of shares of common stock held by them, in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full.

Non-Assessable. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we offer and issue under this prospectus will also be fully paid and non-assessable.

No Preemptive Rights. Holders of common stock are not entitled to preemptive purchase rights in future offerings of our common stock.

Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “SFG.” Any additional common stock we issue under this prospectus will also be listed on the NYSE.

Preferred Stock

Our board of directors can, without approval of our shareholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences and limitations of each series. If we offer a series of preferred stock, we will describe the specific terms of that series in a prospectus supplement, including:

•	the title of the series of preferred stock and the number of shares offered;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible into any other securities, and the terms and conditions of any such conversion;

•	the liquidation preference of the preferred stock; and

•	any additional rights, preferences and limitations of the preferred stock.

The description of the terms of a series of preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the articles of amendment relating to that series of preferred stock. The registration statement of which this prospectus forms a part will include the articles of amendment as an exhibit or as a document incorporated by reference.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Any preferred stock will, when issued, be fully paid and non-assessable.

Antitakeover Provisions

Certain provisions in our articles of incorporation, bylaws and our shareholder rights plan may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. Certain provisions of the Oregon Business Corporation Act and the insurance laws in Oregon and New York may also have an antitakeover effect.

Classified Board of Directors; Removal. Our articles of incorporation provide that our board of directors is divided into three classes as nearly equal in number as possible. The directors of each class are elected for three–year terms, and the terms of the three classes are staggered so that directors from a single class are elected at each annual meeting of shareholders. A staggered board makes it more difficult for shareholders to change the majority of the directors and instead promotes continuity of existing management. Our articles of incorporation also provide that directors may be removed only for cause at a meeting of shareholders called expressly for that purpose. This provision may have the effect of slowing or impeding a change in membership of the board of directors that would effect a change of control of StanCorp.

Filling of Vacancies on the Board. Our articles of incorporation provide that the number of directors shall be not less than nine nor more than 21, and within such limits the exact number shall be fixed and increased or decreased from time to time by resolution of the board of directors. Any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the board of directors, the remaining directors if less than a quorum (by the vote of a majority thereof) or by a sole remaining director. If the vacancy is not so filled, it shall be filled by the shareholders at the next annual meeting of shareholders. The shareholders are not permitted to fill vacancies between annual meetings. These provisions give incumbent directors significant authority that may have the effect of limiting the ability of shareholders to effect a change in management.

Supermajority Voting Requirement. The provisions of our articles of incorporation governing the number of directors and the filling of vacancies and restricting the removal of directors without cause may not be amended, altered, changed or repealed unless the amendment is approved by the vote of holders of 70% of the shares then entitled to vote at an election of directors. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the Oregon Business Corporation Act for the repeal or amendment of such provisions of the articles of incorporation. Our bylaws may be amended by the board of directors or by the vote of holders of 70% of the shares then entitled to vote. These provisions make it more difficult for a person to remove or amend provisions having an antitakeover effect.

Advance Notice Requirements; Action by Written Consent. Our bylaws provide for certain advance notice requirements for shareholder proposals and nominations for director. In addition, under our articles of incorporation and bylaws, action may not be taken by written consent of shareholders without a meeting unless such written consents are signed by all shareholders entitled to vote on the action to be taken. These provisions make it more procedurally difficult for a shareholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a shareholder will seek to take independent action to replace directors or with respect to other matters that are not supported by management for shareholder vote.

Ability to Issue Preferred Stock. As discussed above, our board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to authorized but unissued shares of preferred stock and could issue that stock in either private or public transactions. Preferred stock could be issued for the purpose of preventing a merger, tender offer or other takeover attempt that the board of directors opposes.

Rights Plan. The board of directors has adopted a shareholder rights plan under which the board of directors declared a dividend of one Right for each outstanding share of common stock. Each Right entitles the registered holder to purchase from StanCorp one one-hundredth of a share of Series A Preferred Shares at a purchase price, subject to adjustment, initially set at $118.75. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between StanCorp and ChaseMellon Shareholder Services, Inc., as Rights Agent. Although the material provisions of the Rights Agreement have been accurately summarized, the statements below concerning the Rights Agreement are not necessarily complete, and in each instance reference is made to the Rights Agreement itself, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Each statement is qualified in its entirety by such reference.

Initially, the Rights are attached to the certificates representing outstanding shares of common stock, and no separate Rights certificates will be distributed. The Rights will separate from the common stock at the Distribution Date, which is defined to occur upon the earlier of:

•

the close of business on the tenth day after the first public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire from shareholders, beneficial ownership of 15% or more of the outstanding common stock (an “Acquiring Person”), or

•

the close of business on the tenth day after the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person, as such periods may be extended pursuant to the Rights Agreement.

Until the Distribution Date, (1) the Rights will be evidenced by and will be transferred with and only with such common stock certificates, (2) new common stock certificates will contain a legend incorporating the Rights Agreement by reference, and (3) the surrender for transfer of any certificate for common stock will also constitute the transfer of the Rights associated with the common stock represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on the tenth anniversary of its adoption, which is April 20, 2009, unless earlier redeemed by StanCorp as described below.

As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of the common stock as of the close of business on the Distribution Date, and thereafter the separate Rights certificates alone will represent the Rights. Except as otherwise determined by the board of directors, only common stock issued prior to the time the Rights become exercisable or issued upon exercise or conversion of rights, warrants, options or convertible securities issued prior to the time the Rights become exercisable will be issued with Rights.

In the event that any person becomes an Acquiring Person, each holder of a Right shall thereafter have the right to receive, upon exercise, in lieu of Series A Preferred Shares, common stock (or, in certain circumstances, cash, property or other securities of StanCorp) having a value equal to two times the exercise price of the Right. However, Rights are not exercisable as described in this paragraph until such time as the Rights are no longer redeemable by StanCorp as set forth below. Notwithstanding any of the foregoing, if any person becomes an Acquiring Person all Rights that are or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person will become null and void.

In the event that, at any time following the Distribution Date, (1) StanCorp is acquired in a merger or other business combination transaction in which StanCorp is not the surviving corporation or in which shares of common stock are exchanged for stock or other securities or property, or (2) 50% or more of StanCorp’s assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

The purchase price payable, the number of one one-hundredths of a share of Series A Preferred Shares or other securities or property issuable upon exercise of the Right and the number of Rights outstanding, are subject to adjustment from time to time to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Shares or the common stock,

•

if holders of the Series A Preferred Shares are granted certain rights, options or warrants to subscribe for Series A Preferred Shares or convertible securities at less than the current market price of the Series A Preferred Shares,

•	if holders of common stock are granted certain rights, options or warrants to subscribe for common stock or convertible securities at less than the current market price of the common stock or

•

upon the distribution to holders of Series A Preferred Shares or common stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the purchase price or the number of shares of Series A Preferred Shares issuable upon exercise of a Right will be required until cumulative adjustments would require an increase or decrease of at least one percent in the purchase price or number of shares for which a Right is exercisable. No fractional shares of Series A Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Series A Preferred Shares) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Shares on the last trading date prior to the date of exercise.

At any time until the earlier of (1) 10 days (or longer if extended pursuant to the terms of the Rights Agreement) after a person becomes an Acquiring Person and (2) the termination of the Rights Agreement, StanCorp may redeem the Rights in whole, but not in part, at a price of $.001 per Right (payable in cash, common stock or other consideration), appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof. Immediately upon the action of the board of directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 redemption price.

At any time after a public announcement that a person has become an Acquiring Person, the board of directors may exchange the Rights (other than Rights owned by such person or group which become void), in whole or in part, for shares of common stock or common stock equivalents, or any combination thereof, at an exchange ratio of one share of common stock (or such number of common stock equivalents or units representing fractions thereof having the same value as one share of common stock), per Right (subject to adjustment). Immediately upon the action of the board of directors ordering the exchange of any Rights, the right to exercise such Rights will terminate and the only right of the holders of such Rights will be to exchange such Rights for the amount of securities determined in accordance with the exchange ratio.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of StanCorp, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to StanCorp, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for common stock (or other consideration) of StanCorp or for common stock of the acquiring company as set forth above.

The Series A Preferred Shares will be nonredeemable. The Series A Preferred Shares may rank on a lower priority in respect of the preference as to dividends and the distribution of assets with other classes or series of StanCorp’s preferred stock. Each share of Series A Preferred Shares will be entitled to an aggregate of 100 times the cash and noncash (payable in kind) dividends and distributions (other than dividends and distributions payable in common stock) declared on the common stock. In the event of liquidation, the holders of Series A Preferred Shares will be entitled to receive a liquidation payment in an amount equal to 100 times the payment made per share of common stock, plus an amount equal to declared and unpaid dividends and distributions thereon before any distribution may be made to the holders of shares of stock ranking junior to the Series A Preferred Shares. In the event of any merger, consolidation or other transaction in which common stock is exchanged, each share of Series A Preferred Shares will be entitled to receive 100 times the amount received per share of common stock. The dividend and liquidation rights of the Series A Preferred Shares are protected by antidilution provisions. Each share of Series A Preferred Shares will be entitled to 100 votes (subject to certain adjustments) on all matters submitted to the shareholders.

The shareholder rights plan is designed to protect shareholders of StanCorp in the event of unsolicited offers to acquire StanCorp and other coercive takeover tactics which, in the opinion of the board of directors, could impair its ability to represent shareholder interests. The provisions of the Shareholder Rights Plan may render an unsolicited takeover of StanCorp more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer StanCorp’s shareholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of the shareholders.

Oregon Control Share Statutes. StanCorp is subject to the Oregon Control Share Act (the “Control Share Act”). The Control Share Act generally provides that a person (the “Acquiror”) who acquires voting stock of an Oregon corporation in a transaction (other than a transaction in which voting shares are acquired from the issuing public corporation) that results in the Acquiror holding more than 20%, 33-1/3% or 50% of the total voting power of the corporation (a “Control Share Acquisition”) cannot vote the shares it acquires in the Control Share Acquisition (“control shares”) unless voting rights are accorded to the control shares by (1) the holders of a majority of the outstanding voting shares and (2) the holders of a majority of the outstanding voting shares, excluding the control shares held by the Acquiror and shares held by StanCorp’s officers and inside directors. This vote would be required at the time an Acquiror’s holdings exceeded 20% of the total voting power, and again at the time the Acquiror’s holdings exceeded 33-1/3% and 50%, respectively. The term “Acquiror” is broadly defined to include persons acting as a group.

The Acquiror may, but is not required to, submit to StanCorp a statement setting forth certain information about the Acquiror and its plans with respect to StanCorp. The statement may also request that StanCorp call a special meeting of the shareholders to determine whether voting rights will be accorded to the control shares. If the Acquiror does not request a special meeting of shareholders, the issue of voting rights of control shares will be considered at the next annual or special meeting of shareholders that is held more than 60 days after the date of the Control Share Acquisition. If the Acquiror’s control shares are accorded voting rights and represent a majority or more of all voting power, shareholders who do not vote in favor of voting rights for the control shares will have the right to receive the appraised “fair value” of their shares, which may not be less than the highest price paid per share by the Acquiror for the control shares.

Business Combinations Under Oregon Law. StanCorp is also subject to certain provisions of the Oregon Business Corporation Act that govern business combinations between corporations and interested shareholders (the “Business Combination Act”). The Business Combination Act generally provides that if a person or entity acquires 15% or more of the outstanding voting stock of an Oregon corporation (an “Interested Shareholder”), the corporation and the Interested Shareholders, or any affiliated entity of the Interested Shareholders, may not engage in certain business combination transactions for three years following the date the person became an Interested Shareholder. Business combination transactions for this purpose include:

•	a merger or plan of share exchange with or caused by the Interested Shareholders;

•

any sale, lease, mortgage or other disposition of the assets of the corporation to or with an Interested Shareholder where such assets have an aggregate market value equal to 10% or more of the aggregate market value of such corporation’s assets or outstanding capital stock;

•	certain transactions that result in the issuance or transfer of capital stock of the corporation to the Interested Shareholders; and

•	receipt by the Interested Shareholder of the benefit of any loan, guarantee or any other financial benefit, except proportionately as a shareholder of the corporation.

These restrictions do not apply if:

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the Interested Shareholder, as a result of the transaction in which such person became an Interested Shareholder, owns at least 85% of the outstanding voting stock of the corporation (disregarding shares owned by directors who are also officers and certain employee benefit plans);

•

the board of directors approves the business combination or the transaction that resulted in the shareholder becoming an Interested Shareholder before the Interested Shareholder acquires 15% or more of the corporation’s voting stock; or

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the board of directors and the holders of at least two–thirds of the outstanding voting stock of the corporation not owned by the Interested Shareholder approved the business combination after the Interested Shareholder acquires 15% or more of the corporation’s voting stock.

The Control Share Act and the Business Combination Act will have the effect of encouraging any potential acquiror to negotiate with the board of directors and will also discourage potential acquirors unwilling to comply with the provisions of these laws. These laws make us less attractive for takeover.

Fair Price Provision. Our articles of incorporation further provide that if a person or entity acquires, directly or indirectly, beneficial ownership of 15% or more of the outstanding voting stock of StanCorp (a “Substantial Shareholder”), StanCorp and the Substantial Shareholder or any affiliate of the Substantial Shareholder may not engage in certain business combination transactions without the approval of at least 70% of the outstanding voting shares unless:

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two-thirds of the directors who served on the board of directors immediately prior to the time when such person or entity became a Substantial Shareholder have approved, in advance, the transaction that caused such person or entity to become a Substantial Shareholders;

•

two-thirds of the directors who served on the board of directors immediately prior to the time when such person or entity became a Substantial Shareholder have approved such business combination with the Substantial Shareholder; or

•	certain equal price criteria are met.

Business combinations under this provision are generally of the same types as those covered by the Business Combination Act.

Restrictions on Acquisitions of Securities. StanCorp owns all of the outstanding shares of capital stock of Standard Insurance Company and The Standard Life Insurance Company of New York. Under the Oregon demutualization statute, neither a person nor a group of persons acting in concert may acquire, through public offering, exchange or subscription rights or otherwise, more than 5% of the shares of capital stock of StanCorp or any subsidiary thereof (including Standard) during the five year period ending April 21, 2004 (five years after the demutualization of Standard), except with the approval of the Director of the Oregon Department of Consumer and Business Services (the “Oregon Department”). In addition, Oregon and New York laws applicable to StanCorp generally provide that no person may seek to acquire control of StanCorp, and thus indirect control of our insurance subsidiaries, without the prior approval of the Oregon Department and the New York Superintendent of Insurance. Generally, any person who directly or indirectly owns, controls, holds with power to vote, or holds proxies representing 10% or more of StanCorp’s voting securities would be presumed to have acquired such control, unless the Oregon Department and the New York Superintendent of Insurance upon application determine otherwise.

DESCRIPTION OF DEBT SECURITIES

General

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations.

We will issue the debt securities under an indenture or indentures between us and a commercial bank or trust company, or other duly qualified trustee, as trustee (each, a “Trustee”). Our senior debt securities will be issued under a Senior Indenture and our subordinated debt securities will be issued under a Subordinated Indenture. The Senior Indenture and the Subordinated Indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “Indenture” and collectively as the “Indentures.” We have summarized select portions of the Indentures below. The summary is not complete. The forms of the Indentures have been filed as exhibits to the registration statement and you should read these Indentures for provisions that may be important to you.

We are a holding company. We derive substantially all of our income from our operating subsidiaries. As a result, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent upon the earnings of our subsidiaries, and distributions of those earnings to us, and other payments or distributions of funds by our subsidiaries to us, including payments to us of principal and interest under intercompany indebtedness. Our subsidiaries are separate and distinct legal entities and will have no obligations, contingent or otherwise, to pay any dividends or make any other distribution (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due or to make specific funds available for such payments with respect to our debt securities. Various financing arrangements, regulatory restrictions, charter provisions and other instruments may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

Except to the extent that we or our creditors have a priority or equal claim as a creditor directly against our subsidiaries, payments due on the debt securities effectively will be subordinated to the debt and preferred stock of the subsidiaries because, as the common shareholder of those subsidiaries, we will be subject to the prior claims of their creditors. In addition, our subsidiary, StanCorp Mortgage Investors, has guaranteed all of the obligations outstanding from time to time under our revolving credit agreement, and our subsidiary, Standard

Insurance Company, has guaranteed these obligations to the extent they are in excess of $20 million. Our revolving credit agreement provides for $100 million of loans through May 31, 2003, when it terminates. As of June 30, 2002, our subsidiaries had approximately $10 million of debt outstanding. As of June 30, 2002, approximately $82 million was outstanding under our revolving credit agreement. Our debt securities effectively will also be subordinated to any of our secured indebtedness to the extent of any such security. Furthermore, our obligations with respect to any subordinated debt securities will be subordinate and junior in right of payment to our obligations under our senior debt, including the senior debt securities.

Terms

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.

We can issue an unlimited amount of debt securities under the Indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement the aggregate principal amount and the specific terms of a particular series of debt securities being offered, including the following:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, premium and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	any provisions relating to any security provided for the debt securities;

•

any addition to or change in the events of default described in this prospectus or in the Indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the Indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the Indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the Indenture as it applies to that series; and

•	any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

For subordinated debt securities, the applicable prospectus supplement will also describe (a) our right, if any, to extend the interest payment periods and the duration of such extension and (b) the subordination terms of our subordinated debt securities.

In addition, the Indenture allows us to issue convertible debt securities. If we issue convertible debt securities, they will be convertible into securities registered under the registration statement of which this prospectus forms a part. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture relating to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the Indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

The Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. Our bylaws require authorization by the board of directors in order for us to borrow money or otherwise incur debt. The Indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction or in the event of a change of control.

Subordination

The Subordinated Indenture provides that our subordinated debt securities are subordinate and junior in right of payment to all of our Senior Indebtedness (as defined below) as provided in the Subordinated Indenture. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all our Senior Indebtedness.

Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of our subordinated debt securities are entitled to receive or retain any payment. The rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on our subordinated debt securities are paid in full.

The term “Senior Indebtedness” shall mean, unless otherwise specified in one or more applicable supplemental indentures or approved pursuant to a board resolution in accordance with the Subordinated Indenture, with respect to us:

(1) the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (A) our indebtedness for money borrowed and (B) our indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any deed, indenture or other instrument to which we are a party (including, for the avoidance of doubt, indentures pursuant to which senior debt securities have been or may be issued);

(2) all of our capital lease obligations;

(3) all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4) all of our obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(5) all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

(6) all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of our property or assets (whether or not such obligation is assumed by us); and

(7) any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the Subordinated Indenture or thereafter incurred, except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument which contains express terms, providing that it is subordinate to or ranks equal with the subordinated debt securities.

Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the Subordinated Indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee or any of the holders of subordinated debt securities.

Unless otherwise noted in the accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all Senior Indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of StanCorp, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the Trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

The Subordinated Indenture does not limit the aggregate amount of Senior Indebtedness which may be issued. As of June 30, 2002, we had approximately $82 million of Senior Indebtedness outstanding.

As our subordinated debt securities will be issued by us, the subordinated debt securities effectively will be subordinate to all obligations of our subsidiaries, and the rights of our creditors, including holders of the subordinated debt securities, to participate in the assets of such subsidiaries upon liquidation or reorganization will be junior to the rights of the holders of all preferred stock, indebtedness and other liabilities of such subsidiaries, which may include trade payables, obligations to banks under credit facilities, guarantees, pledges, support arrangements, bonds, capital leases, notes and other obligations.

Form, Exchange, Registration and Transfer

Each series of debt securities will be issued in registered form and, unless otherwise specified in the applicable prospectus supplement, will be represented by one or more global certificates. If not represented by one or more global certificates, you may present debt securities for registration of transfer (with, if so required, a duly executed written instrument or instruments of transfer) or exchange, at the office of the registrar or at the office of any transfer agent designated for such purpose with respect to any series of debt securities and referred to in an applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. If a prospectus supplement refers to any transfer agent (in addition to the registrar) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any partial redemption, we shall not be required to (1) issue, register the transfer of or exchange any debt security during a period beginning at the opening of business 15 days before any selection for redemption of debt securities of like tenor and of the series of which such debt security is a part, and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of debt securities of like tenor and of such series to be redeemed and (2) register the transfer of or exchange any debt securities so selected for redemption, in whole or in part. We will be required to register the unredeemed portion of any debt security being redeemed in part.

Paying Agents and Payment

Unless otherwise indicated in the applicable prospectus supplement, the Trustee will act as paying agent with respect to the debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agents or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for each series of the respective debt securities.

Unless otherwise indicated in the prospectus supplement or unless the debt securities are represented by one or more global certificates, principal of and any premium and interest, if any, on debt securities will be payable, subject to any applicable laws and regulations, at the office of the paying agent for such debt securities except if we decide that your payments on the debt securities may be made:

•

by checks mailed by the Trustee on the relevant payment date to the holders of the debt securities entitled to the payments at their registered addresses as specified in the register for such debt securities, or

•

to a holder of $1,000,000 or more in aggregate principal amount of debt securities who has delivered a written request to the Trustee at least 14 days before the relevant payment date, electing to have payments made by wire transfer of immediately available funds to a designated account in the United States.

However, the payment of principal with respect to any debt security will be made only upon surrender of such debt security to the Trustee. Unless otherwise indicated in the prospectus supplement, payment of interest on any debt security on any interest payment date will be made to the person in whose name such debt security (or predecessor security) is registered at the close of business on the regular record date for such interest payment.

All moneys paid by us to a paying agent for the payment of the principal of or premium, if any, or interest on any debt security of any series that remain unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable will be repaid to us. Thereafter the holder of such debt security will look only to us and not to a paying agent for payment of such debt security.

Modification of the Indenture

The Indenture contains provisions permitting us and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series which are affected by the modification, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of debt securities. No such modification may, however, without the consent of the holder of each outstanding debt security affected thereby:

•

extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•	reduce the requirements contained in the Indenture for quorum or voting; or

•	modify any of the above provisions.

In addition, we and the Trustee may execute, without the consent of any holder of debt securities (including the debt securities being offered hereby), any supplemental indenture for certain other usual purposes, including the creation of any new series of debt securities.

Events of Default

The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an “Event of Default” with respect to each series of debt securities:

•	default for 30 days in payment of interest on any debt security of such series;

•

default in payment of principal or premium, if any, on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

•	default in other covenants (other than those specifically relating to one or more other series) for 90 days after notice;

•

certain defaults with respect to our debt (other than the debt securities or other non-recourse debt) in any aggregate principal amount in excess of $30 million consisting of the failure to make any payment at maturity or that results in acceleration of the maturity of such debt; or

•	certain events in bankruptcy, insolvency or reorganization.

The holders of a majority in aggregate outstanding principal amount of any series of the debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series. Either the Trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the debt securities may declare the principal due and payable immediately upon an Event of Default with respect to such series. In the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, however, acceleration is automatic. The holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive an Event of Default if it has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee.

The holders of a majority in aggregate outstanding principal amount of all series of the debt securities issued under the Indenture and affected thereby may, on behalf of the holders of all the debt securities of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest. We are required to file annually with the Trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the Indenture.

Consolidation, Merger and Sale

We may not (1) merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any other corporation, and (2) no corporation may merge with or into or consolidate with us unless:

•	immediately prior to and immediately after giving effect to such transaction, no Event of Default has occurred and is continuing;

•

we are the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, is incorporated in the United State of America or Canada and has expressly assumed by supplemental indenture all our obligations under the debt securities and the Indenture; and

•	we deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Indenture.

Certain Covenants of StanCorp

Under the terms of the Indenture, except as otherwise specified in a prospectus supplement with respect to a particular series of debt securities, we will be subject to the following additional covenants:

Limitation on Liens. So long as any debt securities are outstanding, neither we nor any of our subsidiaries will create, assume, incur or guarantee any debt which is secured by any mortgage, pledge, lien, security interest or other encumbrance on any capital stock of:

•	Standard;

•	any successor to substantially all of the business of Standard which is also our subsidiary; or

•	any corporation having direct or indirect control of Standard or any such successor.

However, this restriction will not apply if the debt securities then outstanding are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.

Limitations on Dispositions of Stock of Certain Subsidiaries. So long as any debt securities are outstanding and subject to the provisions of the Indenture regarding mergers, consolidations and sales of assets, neither we nor any of our subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

•	Standard;

•	any successor to substantially all of the business of Standard which is also our subsidiary; or

•	any corporation having direct or indirect control of Standard or any such successor;

Except for, in each case, a sale or disposition:

•	to our wholly owned subsidiary;

•	for at least fair value (as determined by our board of directors acting in good faith); or

•	to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any of our subsidiaries.

Defeasance and Discharge

We may discharge certain obligations to holders of any series of debt securities issued under the Indenture that have not already been delivered to the Trustee for cancellation and that have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or U.S. government obligations as trust funds in an amount certified by a nationally recognized firm of independent accounts to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

We may discharge certain obligations to holders of any series of debt securities not covered in the previous paragraph by (a) irrevocably depositing with the Trustee cash or U.S. government obligations as trust funds in an amount certified by a nationally recognized firm of independent accounts to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities, and (b) delivering to the Trustee an opinion of counsel stating that the holders of debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge, and will be subject to federal income tax on the same amount, and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred.

In addition to discharging certain obligations under the Indenture as stated above, we will be deemed to have paid and discharged the entire indebtedness on the debt securities of such series if we satisfy the conditions in either of the two preceding paragraphs, except for the requirement of the opinion of counsel referred to in the immediately preceding paragraph, and if:

(1) we deliver to the Trustee an opinion of counsel stating that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or, since the date of the Indenture, there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred, and (b) such deposit shall not result in us, the Trustee or the trust resulting from the defeasance being deemed an “investment company” under the Investment Company Act of 1940, as amended; and

(2) no event or condition shall exist that would prevent us from making payments of the principal of (and premium, if any) or interest on the debt securities on the date of such deposit or at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

In the event of any such defeasance and discharge of debt securities of such series, holders of debt securities of such series would be able to look only to such trust fund for payment of principal of (and premium, if any) and interest, if any, on the debt securities of such series.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee

The Trustee, before default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to this, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of debt securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Assignment

The Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not be assigned by the parties thereto.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred or common stock, either independently or together with other securities. Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company. You should refer to the warrant agreement relating to the specific warrants being offered for the complete terms of such warrant agreement and the warrants.

Each warrant will entitle the holder to purchase the number of shares of our preferred or common stock at the exercise price set forth in, or calculable as set forth in any applicable prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of certain events, as set forth in any applicable prospectus supplement. After the close of business on the expiration date of the warrant, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in any applicable prospectus supplement.

BOOK-ENTRY SYSTEM

Unless otherwise stated in the applicable prospectus supplement, book-entry securities for our stock and debt securities will be issued in the form of a global security and deposited with The Depository Trust Company, New York, New York (“DTC”). This means that we will not issue security certificates to each holder. One or more global securities will be issued to DTC who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the securities. The participant will then keep a record of its clients who purchased the securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees and their successors may transfer a global security as a whole to one another.

Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants.

DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also records the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participant’s accounts. This eliminates the need to exchange security certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

Other organizations such as securities brokers and dealers, banks and trust companies that work through a Direct Participant also use DTC’s book-entry system. The rules that apply to DTC and its participants are on file with the SEC.

A number of its Direct Participants and the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. own DTC.

We will wire dividends, principal and interest payments to DTC’s nominee. We and the Trustee will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we, the Trustee and any Paying Agent will have no direct responsibility or liability to pay amounts due on the global securities to beneficial interests in the global securities.

It is DTC’s current practice, upon receipt of any dividends, payment of principal or interest, to credit Direct Participant’s accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with securities on a record date. The customary practices between the participants and owners of beneficial interests will govern payments by participants to owners of beneficial interests in the global securities and voting by participants, as is the case with securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the Trustee or us.

According to DTC, the foregoing information with respect to DTC has been provided to the Direct Participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Securities represented by a global certificate will be exchangeable for definitive securities with the same terms in authorized denominations only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

•	we determine to discontinue use of DTC’s book-entry system; or

•

an event of default occurs and is continuing with respect to the debt securities under the Indenture, and the holders of a majority in aggregate principal amount of the debt securities determine to discontinue use of DTC’s book-entry system.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We have no responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities in any of three ways: (1) through underwriters or dealers; (2) directly to a limited number of institutional purchasers or to a single purchaser; or (3) through agents. Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended, and any discounts or commissions they receive from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to us from such sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	the public offering price; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If dealers are utilized in the sale of any securities, we will sell the securities to the dealers, as principals. Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, as amended, in connection with the securities remarketed thereby.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

Underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Each series of securities will be a new issue and, other than the common shares, which are listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

The place, time of delivery and other terms of the offered securities will be described in the prospectus supplement.

LEGAL OPINIONS

Stoel Rives LLP, Portland, Oregon, will pass upon the validity of the offered securities for us. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document that we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can call the SEC’s toll-free telephone number at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR Archives of the SEC electronically.

The SEC allows us to “incorporate by reference” the information that we file with the SEC which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents previously filed with the SEC:

1. our Annual Report on Form 10-K for the year ended December 31, 2001;

2. our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

3. our Current Report on Form 8-K dated May 29, 2002; and

4. our Proxy Statement dated March 29, 2002.

We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 between the date of the initial filing of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the time that all of the securities registered are sold.

You may request a free copy of these filings by writing or telephoning us at the following address:

StanCorp Financial Group, Inc

Attention: Investor Relations

1100 SW Sixth Avenue

Portland, Oregon 97204

Telephone: (971) 321-7097

You should rely only on the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Our business, financial position, results of operations and prospects may have changed since those dates.

$300,000,000

StanCorp Financial Group, Inc.

Fixed-to-Floating Rate Income Capital Obligation Notes ® due 2067

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

Sole Bookrunner and Sole Structuring Advisor

Wells Fargo Securities

Piper Jaffray

Goldman, Sachs & Co.

May 23, 2007